UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
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VISTEON CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	THURSDAY, JUNE 10, 2021
TIME:	10:00 AM EASTERN DAYLIGHT TIME
LOCATION:	GRACE LAKE CORPORATE CENTER ONE VILLAGE CENTER DRIVE VAN BUREN TOWNSHIP, MICHIGAN
To Visteon Stockholders,
We invite you to attend our 2021 Annual Meeting of Stockholders at the Grace Lake Corporate Center. At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting:
1.
Elect eight directors to the Board of Directors. The Board has nominated for election James J. Barrese, Naomi M. Bergman, Jeffrey D. Jones, Sachin S. Lawande, Joanne M. Maguire, Robert J. Manzo, Francis M. Scricco, and David L. Treadwell, all current directors.

2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021.
3.	Provide advisory approval of the Company’s executive compensation.
4.	Approve the Company’s Third Amended and Restated Certificate of Incorporation.
You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to vote by proxy, so that your shares will be represented and voted at the meeting in accordance with your instructions. Instructions on how to vote by proxy are contained in the proxy statement and in the Notice of Internet Availability of Proxy Materials. Only stockholders of record at the close of business on April 16, 2021 will be entitled to vote at the meeting or any adjournment thereof.
We continue to monitor developments regarding the coronavirus (COVID-19) pandemic. In the interest of the health and well-being of our stockholders, we are also planning to host a listen-only call on the day of the meeting. If you wish to attend the meeting in person, you will need to RSVP and print your admission ticket at www.proxyvote.com. An admission ticket together with photo identification must be presented in order to be admitted to the meeting. Please refer to page 3 of the proxy statement for further details.
By order of the Board of Directors

Heidi A. Sepanik
Secretary
The accompanying proxy statement is dated April XX, 2021 and, together with the enclosed form of proxy card and Notice of Internet Availability of Proxy Material, is first being mailed to stockholders of Visteon on or about April XX, 2021.

2021 Proxy Statement

2021 Proxy Statement i

ii	2021 Proxy Statement

PROXY SUMMARY
This summary provides highlights of information contained in this proxy statement. It does not contain all of the information that you should consider before voting. We encourage you to read the entire proxy statement. For more complete information regarding the Company’s 2020 performance, please read our 2020 Annual Report. The annual meeting will take place:
Date:	June 10, 2021	Place:	Grace Lake Corporate Center One Village Center Drive Van Buren Township, Michigan
Time:	10 a.m. ET
Please vote your shares promptly, as this will save the expense of additional proxy solicitation.
You may submit your vote by Internet, telephone, mail or in person.
Visit the website listed on your proxy card/voting instruction form to vote via the Internet.	Call the telephone number on your proxy card/voting instruction form to vote by telephone.
Sign, date and return your proxy card/voting instruction form to vote by mail.	Vote in person at the annual meeting. Owners with shares held through a bank or broker may vote in person at the meeting if they have a legal proxy from the bank or broker and bring it to the meeting.
ITEMS TO BE CONSIDERED & BOARD RECOMMENDATIONS
ITEM		VOTES REQUIRED FOR APPROVAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE

Item 1	Elect directors	Majority of votes cast	FOR each nominee	6

Item 2	Ratify the appointment of Ernst & Young LLP as our independent auditor for the year ending December 31, 2021	Majority of votes present	FOR	46
Item 3	Advisory approval of the Company’s executive compensation	Majority of votes present The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.	FOR	47
Item 4	Approve Third Amended & Restated Certificate of Incorporation	Majority of outstanding shares	FOR	47

This Proxy Statement and our 2020 Annual Report are available electronically on our hosted website at www.proxyvote.com and accessible via the QR code at the right. The Notice and proxy materials are first being made available to our shareholders on or about April XX, 2021.

2021 Proxy Statement 1

DIRECTOR NOMINEES
Upon the recommendation of the Corporate Sustainability and Governance Committee, the Board has nominated the following eight director nominees (all of whom are current directors) to be elected at the Annual Meeting of Stockholders. All of the nominees for director are independent under applicable law and stock exchange listing standards, other than Mr. Lawande, who is our Chief Executive Officer. Detailed information about each director nominee, including their background, skills and experience, can be found under “Item 1—Election of Directors”.
NAME	AGE	DIRECTOR SINCE	INDEPENDENT	PRIMARY OCCUPATION	Other Public Boards
James J. Barrese	52	2017	X	Former CTO and SVP Payment Services Business of PayPal, Inc.	1
Naomi M. Bergman	57	2016	X	President of Advance/Newhouse companies	1
Jeffrey D. Jones	68	2010	X	Attorney, Kim & Chang	—
Sachin S. Lawande	53	2015		CEO and President of Visteon Corporation	1
Joanne M. Maguire	67	2015	X	Former EVP of Lockheed Martin Corporation	2
Robert J. Manzo	63	2012	X	Managing Member of RJM, LLC	2
Francis M. Scricco	71	2012	X	Former SVP, Avaya, Inc. and former President and CEO of Arrow Electronics, Inc.	1
David L. Treadwell	66	2012	X	Former CEO and President of EaglePicher Corporation	2
DIRECTOR DASHBOARD

2	2021 Proxy Statement

VISTEON CORPORATION
One Village Center Drive
Van Buren Township, Michigan 48111
PROXY STATEMENT
April XX, 2021
Introduction
The Board of Directors of Visteon Corporation (“Visteon,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to encourage your participation in the voting at the Annual Meeting of Stockholders. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy. As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Thursday, June 10, 2021, at the Grace Lake Corporate Center in Van Buren Township, Michigan. Directions to the meeting location can be found in Appendix C.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2021
Our Notice of Annual Meeting and Proxy Statement, Annual Report to Stockholders, electronic proxy card and other Annual Meeting materials are available on the Internet at www.proxyvote.com, together with any amendments to any of these materials that are required to be furnished to stockholders. The Notice of Internet Availability of Proxy Materials contains important information, including instructions on how to access and review the proxy materials online and how to vote your shares over the Internet or by telephone. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.
Meeting Admission
To attend the meeting, you will need to bring an admission ticket and photo identification. You will need to print an admission ticket in advance by visiting www.proxyvote.com and following the instructions there. You will need the 12-digit control number to access www.proxyvote.com. You can find your control number on:
Your proxy card included with this proxy statement if it was mailed to you; or
Your voting instruction card if you hold your shares in street name through a broker or other nominee.
If you are not a record date stockholder, you may be admitted to the meeting only if you have a valid legal proxy from a record date stockholder who has obtained an admission ticket. You must present that proxy and admission ticket, as well as valid photo identification, at the entrance to the meeting. For questions about admission to the Annual Meeting, please contact our Investor Relations department at (734) 710-7893.
If you prefer to listen to the meeting via the concurrent conference call, you must register for meeting admission as described above. The dial-in numbers to listen to the call will be:
•	U.S./Canada: 866-411-5196
•	Outside U.S./Canada: 970-297-2404
You will be asked to provide conference ID 9482559, your name and admission ticket number. Call participants will not have the ability to submit or change any stockholder votes or ask questions.
Voting
How to Vote Your Shares
If you are a registered stockholder, you can vote at the meeting any shares that were registered in your name as the stockholder of record as of the record date. If your shares are held in “street name” through a broker, bank or other

2021 Proxy Statement 3

nominee, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street name shares at the Annual Meeting, you should request a legal proxy from your broker, bank or holder of record and bring it with you to the meeting.
Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting. You may vote your shares prior to the meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.
If you are a registered stockholder, there are three ways to vote your shares before the meeting:
By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on June 9, 2021. Have your Notice of Internet Availability of Proxy Materials or proxy card with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
By telephone (1-800-690-6903): Use any touch-tone telephone to submit your vote until 11:59 p.m. EDT on June 9, 2021. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions you receive from the telephone voting site.
By mail: If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the Annual Meeting. Proxy cards should be returned to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If your shares are held in street name, your broker, bank or other holder of record may provide you with a voting instruction card. Follow the instructions on the card to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.
You should provide voting instructions for all proposals appearing on the proxy/voting instruction card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you do not provide voting instructions with your proxy, then the designated proxies will vote your shares for the election of the nominated directors, for the ratification of the Company’s independent registered public accounting firm, for the approval of the Company’s executive compensation, and for approval of the Third Amended and Restated Certificate of Incorporation. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.
How to Revoke Your Proxy
If you are a registered stockholder, you can revoke your proxy and change your vote at any time prior to the Annual Meeting by:
Notifying our Corporate Secretary in writing at One Village Center Drive, Van Buren Township, Michigan 48111 (the notification must be received by the close of business on June 9, 2021);
Voting again by Internet or telephone prior to 11:59 p.m. EDT on June 9, 2021 (only the latest vote you submit will be counted); or
Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting).
If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.
If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the polls close.

4	2021 Proxy Statement

Stockholders Entitled to Vote and Ownership
You are entitled to one vote at the Annual Meeting for each share of the Company’s common stock that you owned of record at the close of business on April 16, 2021. As of April 16, 2021, the Company had issued and outstanding 27,962,269 shares of common stock. Information regarding the holdings of the Company’s stock by directors, executive officers and certain other beneficial owners can be found beginning on page 17.
A list of the stockholders of record entitled to vote at the Annual Meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at the principal offices of the Company, located at One Village Center Drive, Van Buren Township, Michigan 48111, for ten days before the meeting.
Required Vote to Approve the Proposals
The Company’s Bylaws require that a majority of the Company’s common stock be represented at the Annual Meeting, whether in person or by proxy, for the quorum that is needed to transact any business.
Election of Directors. To be elected, directors must receive a majority of the votes cast (the number of shares voted “For” a director nominee must exceed the number of votes cast “Against” that nominee), except in the event of a contested election. A properly executed proxy marked “Abstain” with respect to such matter will not be counted as votes “For” or “Against” a director, although it will be counted for purposes of determining whether there is a quorum. In the event of a contested election (where the number of nominees exceeds the number of vacancies), the affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors would be required for the election of directors. A properly executed proxy marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Approval of the Third Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares is required to approve the Third Amended and Restated Certificate of Incorporation. An abstention will have the effect of a negative vote on this proposal.
Other Proposals. For each proposal other than the election of directors and approval of the certificate of incorporation, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
If you hold your shares in street name through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be “routine” by stock exchange rules. On non-routine matters, such as the election of directors and approval of the Certificate of Incorporation, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called “broker non-votes.” Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum. Among the proposals to be voted on at the Annual Meeting, the ratification of the appointment of the independent registered public accounting firm and the approval of the Third Amended and Restated Certificate of Incorporation will be considered “routine” matters. The election of directors and the approval of the Company’s executive compensation will be considered “non-routine” matters.
Where to Find Voting Results
The Company will publish the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the voting results are known. You will also find the results in the investor information section of the Company’s website at https://investors.visteon.com/sec-filings.
Cost of Solicitation
The Company’s directors, officers and employees may solicit proxies in person or by telephone, mail, email, telecopy or letter. The Company has also retained Georgeson LLC to assist it in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $10,000 plus reasonable out-of-pocket expenses. The Company will pay for soliciting these proxies as well as reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners.

2021 Proxy Statement 5

ITEM 1. ELECTION OF DIRECTORS
The first proposal on the agenda for the Annual Meeting will be electing eight directors to hold office until the Annual Meeting of Stockholders to be held in 2022. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
The Company’s Bylaws provide that in any uncontested election (an election in which the number of nominees for director is not greater than the number to be elected), each director shall be elected if the number of votes cast “for” the nominee’s election exceed the number of votes cast “against” that nominee’s election. The Bylaws also provide that any nominee who does not receive more votes cast “for” the nominee’s election than the number of votes cast “against” that nominee in an uncontested election is expected to promptly tender his or her resignation to the Chairman of the Board, which resignation shall be promptly considered through a process managed by the Corporate Sustainability and Governance Committee, to determine if a compelling reason exists for concluding that it is in the best interests of the Company for such incumbent to remain a director based on certain factors. The Corporate Sustainability and Governance Committee shall provide its recommendation to the Board with respect to any tendered resignation within 14 days of the certification of the election voting results and such recommendation shall be acted on by the Board within 30 days of the certification of the voting results. If a resignation offer is not accepted by the Board, it will publicly disclose its decision, including a summary of reasons for not accepting the offer of resignation. In a contested election (an election in which the number of nominees for director is greater than the number to be elected), the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.
Director Nomination Process
The Corporate Sustainability and Governance Committee assesses all director candidates, whether submitted by management, a stockholder or otherwise, and recommends nominees for election to the Board. In April 2021, the Corporate Sustainability and Governance Committee determined that all incumbent directors wishing to stand for election this year should be re-nominated to stand for election at this Annual Meeting. The key considerations for Board candidates in this process included: specific skills and intellectual capital aligned with the Company’s future strategic and operating plans, strong commitment to increasing stockholder value, core business competencies, including a record of success, financial literacy, a high degree of ethics and integrity, interpersonal skills, enthusiasm, independence and prior board experience. The Board considers diversity to be an important factor in the selection and nomination of director candidates. Although the Board does not establish specific goals with respect to diversity, the Board’s overall diversity is a significant consideration in the nomination process. As part of the nominee selection process, the Corporate Sustainability and Governance Committee reviewed the diversity of the Board, including the demographic information set forth below provided by all director nominees. Based upon the review of the Corporate Sustainability and Governance Committee, it believes that the overall mix of the backgrounds of the nominees for election at the Annual Meeting provides for a diverse and highly qualified Board.
Board Diversity Matrix as of April 1, 2021
Board Size:
Total Number of Directors			8
Gender:	Male	Female	Non-binary	Gender Undisclosed
Number of Directors Based on Gender Identity	6	2	—	—
Number of Directors who Identify in any of the categories below:
African American or Black	—	—	—	—
Alaska Native or American Indian	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	5	2	—	—
Two or More Races or Ethnicities	—		—	—
LGBTQ+			1
Undisclosed			—

6	2021 Proxy Statement

The Board concurred with the recommendations of the Corporate Sustainability and Governance Committee. The specific experiences, qualifications and skills that were considered in their initial selection, and considered by the Board in their nomination, are included in the matrix below and after each of the individual biographies. All the nominees are current directors who have been elected by stockholders at the last annual meeting of stockholders.
Summary of Qualifications of Director Nominees
The following table highlights the specific skills, experience, qualifications and attributes that each of the director nominees brings to the Board. A particular director may possess other skills, experience, qualifications or attributes even though they are not indicated below.
	Barrese	Bergman	Jones	Lawande	Maguire	Manzo	Scricco	Treadwell
Skills & Experience
Public Company Board Experience	X	X	X	X	X	X	X	X
Automotive Industry Experience			X	X		X		X
Senior Leadership Experience	X	X	X	X	X	X	X	X
International Business Experience	X		X	X	X		X	X
Financial Literacy	X	X		X	X	X	X	X
Technology/Systems Expertise	X	X		X	X
Marketing/Sales Experience		X		X			X	X
Academic/Research Experience	X				X
Military Service	X
Government/Public Policy Expertise			X		X
Nominees for Directors
James J. Barrese is 52 years old. He has been a director of Visteon since January 2, 2017. Mr. Barrese is the former Chief Technology Officer and Senior Vice President, Payment Services Business of Paypal, Inc., a digital and mobile payments company, a position he held from February 2015 to June 2016. Prior to that he was Paypal’s Chief Technology Officer from February 2012 to January 2015 and Vice President of Global Product Development from August 2011 to January 2012. Mr. Barrese spent nearly 10 years in executive technology roles at eBay, Inc., he served as Vice President of engineering at Charitableway.com, Inc., was a manager at Andersen Consulting, Inc. and a programmer in the Materials Science Department at Stanford University. He is also a veteran of the U.S. military. Mr. Barrese is the owner of the consulting company Altos Group and he currently also serves on the boards of publicly-traded Idemia and Waystar, Inc. which is a privately-held company. During the past five years, Mr. Barrese also served on the board of Marin Software and Merrill Corporation.
Mr. Barrese has a deep knowledge of digital transformation, technology strategy, architecture, analytics and cloud computing.
Naomi M. Bergman is 57 years old. She has been a director of Visteon since October 1, 2016. Ms. Bergman is a senior executive officer of Advance/Newhouse companies, a multimedia company, a position she has held since May 2016. Prior to that, she served as President of Bright House Networks, LLC, a cable service provider, from 2007 to 2016. Ms. Bergman currently serves on the board of Comcast Corporation and privately-held companies 1010data, Inc., Astra Space, Inc., Black & Veatch Holding Company, and HawkEye 360 Inc. Ms. Bergman also serves on the Federal Communications Commission Technical Advisory Committee, the Board of Trustees for the University of Rochester, and she is a board member of non-profit organizations The Cable Center, Adaptive Spirit and One Revolution. During the past five years, she also served on the board of CableOne, Inc.
Ms. Bergman brings to the Board her experience and expertise in technology and operations from her experiences in the cable and telecommunications industry.
Jeffrey D. Jones is 68 years old and he has been a director of Visteon since October 1, 2010. Mr. Jones is an attorney with Kim & Chang, a South Korea-based law firm, a position he has held since 1980. Mr. Jones serves as Chairman of the Board of Partners for Future Foundation and Ronald McDonald House Charities of Korea, both Korean non-profit foundations.

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Mr. Jones has over thirty years of international legal experience, with particular focus on Asia. He has served on the boards of multinational companies and has been active in civic and charitable activities. He has served as chairman of the American Chamber of Commerce in Korea, as an advisor to several organizations and government agencies in Korea, and as a recognized member of the Korean Regulatory Reform Commission.
Sachin S. Lawande is 53 years old and has been Visteon’s Chief Executive Officer, President and a director of the Company since June 29, 2015. Before joining Visteon, Mr. Lawande served as Executive Vice President and President, Infotainment Division of Harman International Industries, Inc., an automotive supplier, from July 2013 to June 2015. From July 2011 to June 2013, he served as Executive Vice President and President of Harman’s Lifestyle Division, and from July 2010 to June 2011 as Executive Vice President and Co-President, Automotive Division. Prior to that he served as Harman’s Executive Vice President and Chief Technology Officer since February 2009. Mr. Lawande joined Harman International in 2006, following senior roles at QNX Software Systems and 3Com Corporation. He also serves on the board of directors of Cognex Corporation, and within the last five years, he also served on the board of directors of DXC Technology Company.
Mr. Lawande has extensive experience in the automotive industry, including leadership roles with a global automotive components supplier. He also has deep experience with the technology sector.
Joanne M. Maguire is 67 years old and has been a Director of Visteon since January 6, 2015. Ms. Maguire served as an Executive Vice President of Lockheed Martin Corporation and President of its Space Systems Company, a provider of advanced-technology systems for national security, civil and commercial customers, from July 2006 until she retired in May 2013. Ms. Maguire joined Lockheed Martin in 2003, following 28 years of employment at TRW’s Space & Electronics sector. Throughout her career, she has held senior leadership roles in program management, engineering, advanced technology, manufacturing, and business development. Ms. Maguire also serves on the board of directors of CommScope Holdings Company, Inc. and Tetra Tech, Inc. as well as Charles Stark Draper Laboratory, Inc., a non-profit research and development organization.
Ms. Maguire has extensive experience in the technology sector, including senior leadership positions with a publicly traded company, executive responsibility for operations and profitability, and board service on multiple high tech corporations.
Robert J. Manzo is 63 years old and he has been a director of Visteon since June 14, 2012. Mr. Manzo is the founder and managing member of RJM, LLC, a provider of consulting services to troubled companies, a position he has held since 2005. From 2000 to 2005, Mr. Manzo was a senior managing director of FTI Consulting, Inc., a global business advisory firm. He also serves on the board of directors of ADVANZ PHARMA Corp. and Bristow Group Inc.
Mr. Manzo has extensive experience advising companies and management in the automotive and other industries, and possesses financial and accounting expertise.
Francis M. Scricco is 71 years old. He was appointed Visteon’s non-Executive Chairman of the Board on September 30, 2012, and has been a director of Visteon since August 10, 2012. Mr. Scricco is the former Senior Vice President, Manufacturing, Logistics and Procurement of Avaya, Inc., a global business communications provider, a position he held from February 2007 until his retirement in October 2008. Prior to that he was Avaya’s Senior Vice President, Global Services since March 2004. Prior to joining Avaya, Inc., Mr. Scricco was employed by Arrow Electronics as its Chief Operating Officer from 1997 to 2000, and as its President and Chief Executive Officer from 2000 to 2002. His first operating role was as a general manager for General Electric. Mr. Scricco began his career with the Boston Consulting Group in 1973. Mr. Scricco currently also serves on the board of Masonite International Corporation as well as Transportation Insight, LLC, a privately held company. Within the last five years, he also served on the board of directors of Tembec, Inc.
Mr. Scricco has extensive global business leadership experience, including public company board service. Mr. Scricco has spent more than twenty-five years as a senior P&L manager in six different industries. His P&L experience ranges from CEO of a venture capital technology start-up to CEO of a $13 billion publicly traded Fortune 200 company.
David L. Treadwell is 66 years old and he has been a director of Visteon since August 10, 2012. Mr. Treadwell currently serves on the boards of Flagstar Bank and U.S. Well Services, Inc. which are publicly traded on U.S. stock exchanges. Mr. Treadwell also serves as Chairman of Tweddle Group, provider of automotive owner manuals/information, since September 2018; and Chairman of AGY, LLC, a producer of high tech glass fiber for a variety of global applications, since July 2013. Mr. Treadwell served as President and CEO of EP Management

8	2021 Proxy Statement

Corporation, formerly known as EaglePicher Corporation, from August 2006 to September 2011. Mr. Treadwell was EaglePicher’s chief operating officer from June 2005 to July 2006. Prior to that, he served as Oxford Automotive’s CEO from 2004 to 2005. During the past five years, Mr. Treadwell has also served on the board of directors of C & D Technologies, FairPoint Communications Inc., Revere Industries and Sungard Availability Services Capital, Inc.
Mr. Treadwell has extensive experience advising and leading companies in the automotive and other industries.
The Board of Directors Recommends that You Vote FOR the Election of James J. Barrese, Naomi M. Bergman, Jeffrey D. Jones, Sachin S. Lawande, Joanne M. Maguire, Robert J. Manzo, Francis M. Scricco, and David L. Treadwell as Directors.

2021 Proxy Statement 9

CORPORATE GOVERNANCE
Highlights
The Company believes good governance is a critical element to achieving long-term shareholder value. We are committed to governance policies and practices that serve the long-term interests of the Company and its stockholders, employees and stakeholders. The following table summarizes certain highlights of our corporate governance practices and policies:
✓	Annual election of all directors	✓	Majority voting for directors
✓	88% of Board is independent	✓	Independent Board Chair
✓	Board Chair and Chief Executive Officer roles separated	✓	All Board Committees composed entirely of independent directors
✓	Proxy access right granted to shareholders	✓	Annual Board and committee evaluations
✓	Executive sessions of independent directors held at each regularly scheduled Board meeting	✓	Commitment to corporate social responsibility
		✓	Board considers diversity when evaluating prospective directors
✓	Share ownership guidelines for directors and executives
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to define the role of the Board, its structure and composition, as well as set forth principles regarding director commitment expectations and compensation. The guidelines also limit the number of other boards a director may serve on and the maximum age of directors.
Board Leadership Structure
After considering evolving governance practices and its current profile, since September 2012, the Board has separated the positions of Chairman and Chief Executive Officer by appointing a non-executive Chairman. The non-executive Chairman serves in a lead capacity to coordinate the activities of the other outside directors and to perform the duties and responsibilities as the Board of Directors may determine from time to time. Currently, these responsibilities include:
•	To preside at all meetings of stockholders;
•	To convene and preside at all meetings of the Board, including executive sessions of the independent directors;
•	Develop, with the assistance of the Chief Executive Officer (the “CEO”), the agenda for all Board meetings;
•
Collaborate with the CEO, committee Chairs, and other directors to establish meeting schedules, agendas, and materials in order to ensure that all directors can perform their duties responsibly and that there is sufficient time for discussion of all agenda items;

•	Advise the CEO on the quantity, quality, and timeliness of information delivered by management to the Board and provide input so that directors can effectively and responsibly perform their duties;
•	Counsel the CEO on issues of interest or concern to directors and encourage all directors to engage the CEO with their interests and concerns;
•
Serve as a liaison on Board-related issues between directors and the CEO and management although directors maintain the right to communicate directly with the CEO or any member of management on any matter;

•	Assist the Board and the Company’s officers in assuring compliance with and implementation of the Company’s Corporate Governance Guidelines;
•	Work in conjunction with the Corporate Sustainability and Governance Committee to recommend revisions, as appropriate, to the Corporate Governance Guidelines;
•	Make recommendations to the Board concerning the retention of counsel and consultants who report directly to the Board on board matters (as opposed to committee counsel or consultants);
•
Work with the Chair of each committee during the annual review of committee charters and work with the Chair of the Corporate Sustainability and Governance Committee with respect to committee assignments and the recruitment and selection of new Board members;

10	2021 Proxy Statement

•
Represent the Board in stockholder engagement meetings and similar activities with other stakeholders, serve as a focal point for stockholder communications addressed to directors, and advise the CEO of the timing and substance of such communications; in each case as approved by the Board;

•	Convene special meetings of the Company’s stockholders consistent with the terms of the Company’s Bylaws from time to time in effect; and
•	Help set the tone for the highest standards of ethics and integrity.
The Board believes that a non-executive Chairman can help provide effective, independent Board leadership.
Board Risk Oversight
The Board believes that its primary responsibility is to oversee the business and affairs of the Company for the protection and enhancement of stockholder value, which includes assessing major risks facing the Company and options for mitigating these risks. The Board has reviewed, overseen and continues to monitor the identification of COVID-19 risks and mitigation strategies related to the Company’s return-to-work procedures, business strategy, business continuity, and the impact on the Company’s financial planning. The committees help the Board carry out this responsibility by focusing on specific key areas of risk inherent in our business.
•
The Audit Committee oversees risks associated with financial and accounting matters, including compliance with legal and regulatory requirements, cybersecurity, and the Company’s financial reporting and internal control systems.

•
The Corporate Sustainability and Governance Committee oversees risks associated with corporate governance and sustainability policies and practices, including Board structure, director succession planning and climate change.

•
The Organization and Compensation Committee helps ensure that the Company’s compensation policies and practices support the retention and development of executive talent with the experience required to manage risks inherent to the business and do not encourage or reward excessive risk-taking by our executives.

•	The Finance and Corporate Strategy Committee oversees risks associated with financial instruments, financial policies and strategies, and capital structure.
The Board receives regular updates from the committees about their activities in this regard. The Company’s enterprise risk management approach utilizes an annual risk assessment consisting of Board member and management level employee interviews and surveys which identify changes to the Company’s risk exposure and overall risk environment as it relates to cybersecurity, financial, compliance, operational and strategic risk areas including business continuity. The results of management’s review are reported to the Board as appropriate by the Chief Executive Officer, Chief Financial Officer and/or General Counsel.
Director Independence
The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board, and each member of the Audit, Organization and Compensation, Corporate Sustainability and Governance, Finance and Corporate Strategy, and Technology Committees, must meet the independence criteria of applicable law and stock exchange listing standards. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. To assist it in determining director independence, the Board of Directors has adopted the Visteon Director Independence Guidelines, which are attached to this proxy statement as Appendix A. The Visteon Director Independence Guidelines contain categorical standards of independence which conform to, or are more exacting than applicable law and stock exchange listing standards. In addition to applying its guidelines, the Board will consider all relevant facts and circumstances that it is aware of in making an independence determination.
The Board undertook its annual review of director independence in March 2021, and, based on the listing standards of the Nasdaq Stock Market and the Visteon Director Independence Guidelines, the Board has affirmatively determined that all of the non-employee directors, namely Ms. Bergman, Ms. Maguire and Messrs. Barrese, Jones, Manzo, Scricco, and Treadwell, are independent. None of these non-employee directors currently has any relationship with the Company (other than as a director or stockholder). Mr. Lawande is not independent due to his employment as a senior executive of the Company.

2021 Proxy Statement 11

Meetings and Executive Sessions
During 2020, the Board of Directors held nine (9) regularly scheduled and special meetings and took action by written consent one (1) time in lieu of a meeting. Under the Company’s Corporate Governance Guidelines, directors are expected to attend all scheduled Board and committee meetings as well as the Company’s Annual Meeting of Stockholders. No director attended less than 75% of the aggregate number of meetings of the Board and Board committees on which he or she served during 2020. All current directors who were also on the Board at the time of such meeting attended the last Annual Meeting of stockholders in 2020.
Pursuant to the Corporate Governance Guidelines, the non-employee directors meet without management at the end of every regularly scheduled Board meeting. The presiding director at these meetings is the non-executive Chairman or if there be none, the most tenured independent director in attendance.
Board Committees
The Board has established five standing committees. The principal functions of each committee are briefly described on the following pages. Additional special committees under the direction of the Board may be established when necessary to address specific issues.
Audit Committee
The Board has a standing Audit Committee, currently consisting of Robert J. Manzo (Chair), Naomi M. Bergman and David L. Treadwell, all of whom are considered independent under the rules and regulations of the Securities and Exchange Commission, the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. The Board has determined that each of the current members of the Audit Committee has “accounting and related financial management expertise” within the meaning of the listing standards of the Nasdaq Stock Market, understands non-GAAP financial measures, and that Messrs. Manzo and Treadwell are each qualified as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission. During 2020, the Audit Committee held six (6) regularly scheduled and special meetings. The duties of the Audit Committee are generally:
•	to select and evaluate the independent registered public accounting firm;
•	to approve all audit and non-audit engagement fees and terms;
•	to review the activities and the reports of the Company’s independent registered public accounting firm including the critical audit matters described in their annual report;
•	to review internal controls, accounting practices, financial structure and financial reporting, including the results of the annual audit and review of interim financial statements;
•	to review and monitor cybersecurity, information security and risk mitigation programs;
•	to review and monitor compliance procedures; and
•	to report the results of its review to the Board.
The charter of the Audit Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/. The Audit Committee Report can be found beginning on page 45.
Corporate Sustainability and Governance Committee
The Board also has a standing Corporate Sustainability and Governance Committee, consisting of Robert J. Manzo (Chair), James J. Barrese, and Jeffrey D. Jones, all of whom are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. During 2020, the Corporate Sustainability and Governance Committee held four (4) regularly scheduled and special meetings. The duties of the Corporate Sustainability and Governance Committee are generally:
•	to develop corporate governance principles and monitor compliance therewith;
•	to review the performance of the Board as a whole;
•	to review and recommend to the Board compensation for outside directors;
•	to develop criteria for Board membership;
•	to identify, review and recommend director candidates;

12	2021 Proxy Statement

•	to review and monitor environmental, safety and health matters; and
•	to oversee the Company’s sustainability reporting.
The charter of the Corporate Sustainability and Governance Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.
The Corporate Sustainability and Governance Committee has the authority to retain consultants to assist the Committee in fulfilling its duties with director recruitment and compensation matters. During 2020, the Corporate Sustainability and Governance Committee retained the firm of Frederic W. Cook & Co., Inc. to advise the Committee on competitive market practices and trends for outside director compensation, and the firm of Korn Ferry to provide potential director candidates for review by the Committee.
Organization and Compensation Committee
The Board also has a standing Organization and Compensation Committee, consisting of David L. Treadwell (Chair), Jeffrey D. Jones and Joanne M. Maguire, all of whom are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. During 2020, the Organization and Compensation Committee held eight (8) regularly scheduled and special meetings, and took action by written consent one time in lieu of a meeting. The Organization and Compensation Committee oversees the Company’s programs for compensating executive officers and other key management employees, including the administration of the Company’s stock-based compensation plans, and approves the salaries, bonuses and other awards to executive officers. Other duties of the Organization and Compensation Committee are generally:
•
to review and approve corporate goals and objectives relative to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance and set the Chief Executive Officer’s compensation level based on this evaluation;

•	to review and approve executive compensation and incentive plans;
•	to approve the payment of cash performance bonuses and the granting of stock-based awards to the Company’s employees, including officers; and
•	to review and recommend management development and succession planning.
The charter of the Organization and Compensation Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.
The Chief Executive Officer of the Company, with the consultation of the Chief Human Resources Officer, provides recommendations to the committee on the amount and forms of executive compensation, and assists in the preparation of Committee meeting agendas. Pursuant to the Company’s 2020 Incentive Plan, the Committee may delegate its power and duties under such plan to a committee consisting of two or more officers of the Company except in respect of individuals subject to the reporting or liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended. The Committee has authorized the Chief Human Resources Officer, together with the concurrence of either of the Chief Financial Officer or the General Counsel, to approve awards of up to 5,000 shares of restricted stock, restricted stock units and/or performance stock units (subject to an annual limit of 50,000 shares of restricted stock, restricted stock units and/or performance stock units) and up to 10,000 stock options and/or stock appreciation rights (subject to an annual limit of 100,000 stock options and/or stock appreciation rights ) to individuals the Company desires to hire or retain, except any individual who is or upon commencing employment will be subject to the liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.
The Committee has the authority to retain, approve the fees and other terms of, and terminate any compensation consultant, outside counsel or other advisors to assist the committee in fulfilling its duties. During 2020, the Committee retained the firm of Frederic W. Cook & Co., Inc., an executive compensation consulting firm, to advise the Committee on competitive market practices and trends as well as on specific executive and director compensation matters as requested by the Committee or the Board. The Company maintains no other significant direct or indirect business relationships with this firm, and no conflict of interest with respect to such firm was identified.

2021 Proxy Statement 13

Technology Committee
The Board has a standing Technology Committee. The current members are Joanne M. Maguire (Chair), James J. Barrese, and Naomi M. Bergman, all of whom are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. During 2020, the Technology Committee held two (2) regularly scheduled meetings. The duties of the Technology Committee generally are:
•	to review and comment on new product technology strategies as developed by the Company;
•	to review and make recommendations to the Board regarding the technology budget, assess major investments in new technology platforms, partnerships and alliances; and
•	to monitor and evaluate existing and future trends in technology that may affect the Company’s strategic plans, including overall trends in the automotive industry.
The charter of the Technology Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.
Finance and Corporate Strategy Committee
The Board has a standing Finance and Corporate Strategy Committee, consisting of Francis M. Scricco (Chair), and Jeffrey D. Jones, both of whom are considered independent under the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines. During 2020, the Finance and Corporate Strategy Committee held three (3) regularly scheduled meetings which all of the directors attended. The duties of the Finance and Corporate Strategy Committee generally are:
•	to review and make recommendations to the Board regarding the Company’s cash flow, capital expenditures and financing requirements;
•	to review the Company’s policies with respect to financial risk assessment and management including investment strategies and guidelines;
•	to review and make recommendations on mergers, acquisitions and other major financial transactions requiring Board approval;
•	to consider and recommend to the Board stock sales, repurchases or splits, as appropriate, and any changes in dividend policy; and
•	to evaluate bona fide proposals in respect of major acquisitions, dispositions, mergers and other transactions for recommendation to the Board.
The charter of the Finance and Corporate Strategy Committee, as well as any future revisions to such charter, is available on the Company’s website at https://www.visteon.com/company/about-us/corporate-governance/.
The Board is recommending that the Finance and Corporate Strategy Committee be dissolved upon approval of the Third Amended and Restated Certificate of Incorporation as described in Item 4 of this proxy statement. The duties of this Committee will be addressed by the full Board.
Environment, Social and Governance Practices
The Company and its Board of Directors believe that a commitment to positive environmental, social and governance-related business practices strengthens the Company, increases its connection with the stockholders and helps it to better serve its customers and the communities in which it operates. The Company’s commitment to social responsibility extends to the environment, anti-corruption and trade compliance, responsible sourcing, human rights, labor practices, and worker health and safety. In light of the continued importance of these matters, the Board and Management are developing a multi-year road map to enhance the Company’s environmental, social and governance-related programs and disclosures, including assessment of the potential risks associated with climate change. Management provides regular reports and presentations to the Corporate Sustainability and Governance Committee on the Company’s environmental and social initiatives. The Company published its first corporate sustainability report in 2005 and continues to update it annually. Additional information about Visteon’s corporate social responsibility efforts is available on our website at https://www.visteon.com/company/sustainability/.

14	2021 Proxy Statement

Code of Ethics
The Company has adopted a code of ethics, as is defined in Item 406 of Regulation S-K that applies to all directors, officers and employees of the Company and its subsidiaries, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer. The code, entitled “Ethics and Integrity Policy,” is available on the Company’s website at https://www.visteon.com/company/policies-compliance/.
Communications with the Board of Directors
Stockholders and other persons interested in communicating directly with the Chairman of the Board, a committee chairperson or with the non-management directors as a group may do so as described on the Company’s website at https://investors.visteon.com/investor-contact, or by writing to the chairperson or non-management directors of Visteon Corporation c/o of the Corporate Secretary, One Village Center Drive, Van Buren Township, Michigan 48111.
The Corporate Sustainability and Governance Committee also welcomes stockholder recommendations of director candidates. Stockholders may suggest candidates for the consideration of the committee by submitting their suggestions in writing to the Company’s Secretary, including the agreement of the nominee to serve as a director. In addition, the Company’s Bylaws contain a procedure for the direct nomination of director candidates by stockholders (see page 49), and any such nomination will also be automatically submitted to the Corporate Sustainability and Governance Committee for consideration.

2021 Proxy Statement 15

DIRECTOR COMPENSATION
The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2020. Directors who are employees of the Company receive no additional compensation for serving on the board.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
James J. Barrese	87,875	105,000	—	192,875
Naomi M. Bergman	97,125	105,000	—	210,000
Jeffrey D. Jones	87,875	105,000	—	192,875
Joanne M. Maguire	87,875	105,000	—	192,875
Robert J. Manzo	120,250	105,000	—	225,250
Francis M. Scricco	87,875	255,000	—	342,875
David L. Treadwell	106,375	105,000	—	211,375
Harry J. Wilson(3)	52,500	—	—	52,500
Rouzbeh Yassini-Fard(3)	97,125	—	—	210,000
(1)	The following directors deferred 2020 cash compensation into their deferred unit account under the 2020 Incentive Plan (further described below):
Name	2020 Cash Deferred ($)
Ms. Bergman	97,125
Mr. Yassini-Fard	97,125
(2)
As of December 31, 2020, and pursuant to the Visteon Corporation 2020 Incentive Plan (described further below), Mr. Barrese owned 6,030 stock units, Ms. Bergman owned 6,477 stock units, Ms. Maguire and Mr. Treadwell each owned 8,495 stock units, Messrs. Jones and Manzo each owned 9,976, Mr. Scricco owned 22,109 stock units, and Messrs Wilson and Yassini-Fard each owned 7,048 stock units.

(3)	Mr. Willson’s last day of Board service was June 3, 2020, and Mr. Yassini-Fard’s last day of Board service was December 16, 2020.
All non-employee directors currently receive an annual cash retainer of $95,000. In 2020, Committee chairs, except for the Chair of the Audit Committee, and Audit Committee members received an additional annual committee retainer of $10,000. The Chair of the Audit Committee received an additional annual retainer of $15,000. All retainers are paid in quarterly installments. In addition, the Company reimburses its directors for expenses, including travel and entertainment, they incur in connection with attending board and committee meetings as well as other company-requested activities. In April 2020 and in coordination with the compensation reductions for the Named Executive Officers, the Board of Directors agreed to reduce the third quarter installment of the cash retainer paid to non-employee directors by 30%.
Non-employee directors may elect to defer up to 100% of their total retainer and any cash payments under the 2020 Incentive Plan into a unit account. The amounts deferred into the unit account are allocated based on the closing price of the Company’s common stock on the date of the deferral, and the value of this account is directly related to the performance of the Company’s common stock. All amounts deferred are distributed following termination of board service on the later of January 15th of the year following or six months after the date of termination of service or upon a change in control.
In July 2020, pursuant to the terms of the 2020 Incentive Plan, each of the non-employee directors received a deferred stock unit award valued at $105,000 and the non-Executive Chairman of the Board received an additional restricted stock unit award valued at $150,000. These amounts are allocated to the unit accounts based on the closing price of the Company’s common stock on the date of award, and the value of this account is directly related to the performance of the Company’s common stock. Amounts attributed to a director’s unit account under the 2020 Incentive Plan will not be distributed until after termination of his or her board service, on the later of January 15th of the year following or six months after the date of termination of service or upon a change in control.
Stock units held under the 2020 Incentive Plan, Non-employee Director Stock Unit Plan, and the Deferred Compensation Plan for Non-Employee Directors cannot be sold or transferred during a director’s service on the Company’s board. The Company believes that this restriction best links director and stockholder interests. The Company’s current stock ownership guidelines also require non-employee directors to hold all their equity-based awards received from the Company until termination of board service.

16	2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following contains information regarding the stock ownership of the Company’s directors and executive officers and the beneficial owners of more than five percent of the Company’s voting securities.
Ownership of the Company’s common stock is shown in terms of “beneficial ownership.” A person generally “beneficially owns” shares if he or she has either the right to vote those shares or dispose of them, and more than one person may be considered to beneficially own the same shares.
In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him or her. The percentages shown in this proxy statement compare the person’s beneficially owned shares with the total number of shares of the Company’s common stock outstanding on April 16, 2021 (27,962,269 shares).
Directors and Executive Officers
The following table contains stockholding information for the Company’s directors and executive officers, as well as stock units credited to their accounts under various compensation and benefit plans as of April 16, 2021. No shares have been pledged as collateral for loans or other obligations by any director or executive officer listed below.
	Common Stock Beneficially Owned		Stock Units(2)(3)
Name	Number(1)	Percent of Outstanding
Sachin S. Lawande	336,926	1.2%	39,284
James J. Barrese	—	*	6,030
Naomi M. Bergman	1,000	*	12,183
Jeffery D. Jones	—	*	9,976
Joanne M. Maguire	—	*	8,495
Robert J. Manzo	8,000	*	9,976
Francis M. Scricco	6,350	*	22,109
David L. Treadwell	4,000	*	8,495
Jerome J. Rouquet	7,585	*	9,190
Matthew M. Cole	20,904	*	2,712
Brett D. Pynnonen	17,274	*	4,951
Robert R. Vallance	30,960	*	3,190
All executive officers and directors as a group (15 persons)	446,772	1.6%	141,290
*	Less than 1%.
(1)
Includes shares of common stock which the following executive officers had a right to acquire ownership of pursuant to stock options or stock appreciation rights granted by the Company and exercisable on or within 60 days after April 16, 2021: Mr. Lawande (193,127 shares), Mr. Rouquet (4,675 shares), Mr. Cole (8,668), Mr. Pynnonen (11,827 shares), and Mr. Vallance (14,109 shares).

(2)
For non-employee directors, the amounts shown include stock units credited under the Deferred Compensation Plan for Non-Employee Directors, the Non-Employee Director Stock Unit Plan and the Visteon Corporation 2020 Incentive Plan, and are payable following termination of Board service shares of common stock or cash at the election of the Company, or in cash upon a change in control.

(3)
Includes restricted stock units granted to executive officers under the Visteon Corporation 2020 Incentive Plan, which are payable upon vesting in shares of common stock or cash at the election of the Company.

2021 Proxy Statement 17

Other Beneficial Owners
The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of any class of the Company’s voting securities as of April 16, 2021. The table is based upon reports on Schedules 13G and 13D and Forms 4 filed with the SEC or other information believed to be reliable.
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Common Stock	Blackrock, Inc. 55 East 52nd Street New York, New York 10055	3,446,422 total aggregate shares (3,359,734 shares held with sole voting power and 3,446,422 shares held with sole dispositive power)	12.4%
Common Stock	Janus Henderson Group plc 201 Bishopsgate United Kingdom EC2M 3AE	2,761,794 total aggregate shares (2,761,794 shares held with shared voting and dispositive power)	9.9%
Common Stock	The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,649,013 total aggregate shares (63,545 shares with shared voting power; 2,563,158 shares held with sole dispositive power, and 85,855 shares held with shared dispositive power)	9.52%
Common Stock	Invesco Ltd. 1555 Peachtreet Street NE, Ste. 1800 Atlanta, Georgia 30309	2,506,633 total aggregate shares (2,460,575 shares held with sole voting power and 2,506,633 shares held with sole dispositive power)	9.0%
TRANSACTIONS WITH RELATED PERSONS
Our Ethics and Integrity Policy instructs all of our employees, including the Named Executive Officers, to avoid conflicts between personal interests and the interests of Visteon, as well as any action that has the potential for adversely impacting the Company or interfering with the employee’s objectivity. The policy also requires any employee having a financial interest in, or a consulting, managerial or employment relationship with, a competitor, customer, supplier or other entity doing business with Visteon to disclose the situation to their manager or to the legal or human resources departments of the Company. The Company’s compliance group implements the Ethics and Integrity Policy and related policies and annually requires all management employees, including the Named Executive Officers, to complete a questionnaire disclosing potential conflicts of interest transactions. In addition, the Audit Committee is responsible for overseeing our ethics and compliance program, including compliance with the Ethics and Integrity Policy, and all members of the Board are responsible for complying with such policy. The Corporate Sustainability and Governance Committee reviews the professional occupations and associations of board nominees, and annually reviews transactions between Visteon and other companies with which our Board members and executive officers are affiliated to the extent reported in response to our directors and officers questionnaire. The Ethics and Integrity Policy is in writing. See page 49 of this proxy statement under “Miscellaneous” for instructions on how to obtain a copy.

18	2021 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis presents compensation information for the following current and former executive officers named in the Summary Compensation Table beginning on page 31 (the “Named Executive Officers” or “NEOs”):
•	Sachin S. Lawande, Director, President and Chief Executive Officer (CEO);
•	Jerome J. Rouquet, Senior Vice President and Chief Financial Officer (CFO);
•	Brett D. Pynnonen, Senior Vice President and General Counsel;
•	Robert R. Vallance, Senior Vice President, Customer Business Groups;
•	Matthew M. Cole, Senior Vice President, Product Delivery;
•	Sunil K. Bilolikar, Former Senior Vice President, Manufacturing Operations and Supply Chain; and
•	William M. Robertson, Former Vice President and Interim Chief Financial Officer.
Executive Summary
Visteon is a technology leader in automotive electronics dedicated to creating a more enjoyable, connected and safe driving experience. The Company’s platforms leverage proven, scalable hardware and software solutions that enable the digital, electric and autonomous evolution of our global automotive customers, including Ford, Mazda, Renault/Nissan, General Motors, Volkswagen, Jaguar/Land Rover, Daimler, Honda and BMW. The automotive electronics market is expected to grow faster than underlying vehicle production volumes as the vehicle shifts from analog to digital and towards device and cloud connectivity, electric vehicles, and more advanced safety features. Visteon products align with key industry trends and include digital instrument clusters, information displays, Android-based infotainment systems, and SmartCore™ cockpit domain controllers. The Company’s cockpit electronics technology also includes the industry’s first wireless battery management system and the development of the DriveCore™ advanced driver assistance system.
Visteon is headquartered in Van Buren, Township, Michigan, and has a global network of manufacturing operations, technical centers and joint venture operations, supported by approximately 10,000 employees. The Company's manufacturing and engineering footprint is principally located outside of the U.S., primarily in Mexico, Bulgaria, Portugal, India and China.
The automotive industry was negatively impacted in 2020 by the global coronavirus pandemic, with industry production coming to a stop at most locations at varying times throughout the first half of the year. This unprecedented industry disruption was followed by a faster than anticipated recovery in the second half of the year. Visteon proactively implemented actions early in 2020 to generate cash and adjust its cost base. To mitigate the impact caused by the coronavirus pandemic, Visteon implemented a series of restructuring programs, introduced strict cost controls, reduced discretionary spending, and enacted a temporary salary reduction for salaried employees. In addition, Visteon implemented a comprehensive set of protocols to protect the health and safety of employees, and manufactured and donated approximately 50,000 protective face shields to front line workers around the world.
Visteon made significant progress towards its long-term strategic priorities of technology innovation, long-term growth, and margin expansion. In 2020, Visteon continued to set the groundwork for sustainable market out-performance driven by new business wins and new product launches. For the full-year, Visteon was awarded $4.6 billion in new business and executed 55 new product launches, despite the challenges caused by the coronavirus pandemic.
Visteon also continued to enhance its technology capabilities through its software engineering platform strategy, which elevates both the employee and customer experience while creating new innovations that enable the digital evolution of the global automotive industry. In 2020, Visteon introduced the industry’s first production-intent wireless battery management system, which replaces wired connections between the subsystems with highly secure and reliable wireless communication technology. This solution supports multiple charging protocols with a safe, modular, and scalable design to meet OEM cost, weight, battery pack configuration, and packaging requirements.
The automotive supplier business model that develops and supplies custom systems to automakers results in revenue generation that begins after an average of three years following booking the business. The delayed revenue model typically puts pressure on near-term margins, as the execution of new business requires investment in

2021 Proxy Statement 19

engineering and manufacturing capacity ahead of revenue generation. To support its long-term goals, Visteon booked higher levels of new business and developed new technologies. Additionally, the executive team continued to focus on delivering continued cost efficiencies, improving free cash flow, optimizing the capital structure and driving savings benefits.
Highlights of key actions and other 2020 financial and strategic achievements include:
•	Sales of $2,548 million, Adjusted EBITDA(1) of $192 million, and Adjusted Free Cash Flow(1) of $96 million;
•	$4.6 billion in new business bookings, including wireless battery management system awards with two OEMs;
•	A strong balance sheet with Cash of $500 million, Debt of $349 million and -0.8x Net Debt/Adjusted EBITDA;
•	Sales growth, excluding currency and acquisitions, outperformed the market by 7 percentage points compared to 2019;
•	A platform engineering strategy that increased OEM program development and optimized engineering cost;
•	55 new products launched; and
•	An elevated digital cockpit technology portfolio, with key innovations in display, infotainment and SmartCoreTM domains.
2020 Temporary Compensation Actions
On April 5, 2020, the Organization and Compensation Committee (for purposes of this CD&A, the “Committee”) approved a temporary decrease to the base salary of its salaried employees to address the impacts of the coronavirus pandemic. The salary decreases for the NEOs were effective from May 1 through August 31, 2020. Specific reductions for the NEOs included a 40% reduction for Sachin Lawande, President and Chief Executive Officer, and a 30% reduction for each of Messrs. Rouquet, Pynnonen, Vallance, and Cole. In addition, the Company also suspended its contributions under the Visteon Investment Plan (401K), Supplemental Executive Retirement Plan, and Savings Parity Plan from May 1, 2020 through September 30, 2020.
Pay for Performance Focus
The vast majority of the target compensation opportunity is performance-based with the amounts realized, if any, based on our financial results or stock price performance. In 2020, a significant majority (88% of the CEO’s target compensation and 68% of the average target compensation of our other NEOs, excluding our former officers, Messrs. Bilolikar and Robertson) was provided through performance-based annual and long-term incentive award opportunities.

(1)
This CD&A contains references to the Company’s adjusted EBITDA and adjusted free cash flow, which have not been calculated in accordance with generally accepted accounting principles (“GAAP”) and are also referred to as non-GAAP supplemental financial measures. See Appendix B to this Proxy Statement for reconciliations of the Company’s adjusted free cash flow with the Company’s cash provided by operating activities (the most directly comparable GAAP financial measure) and the Company’s adjusted EBITDA to net income (loss) (the most directly comparable GAAP financial measure), as well as other important disclosures regarding non-GAAP financial measures, including how such measures are calculated from the Company’s audited financial statements.

20	2021 Proxy Statement

Our 2020 Performance Results Are Reflected in 2020 Total Direct Compensation
The 2020 compensation for our NEOs is commensurate with the Company’s 2020 performance and the goals established under our executive compensation program. The mix of award types and incentive plan performance measures were selected to align with our business strategy, talent needs, and market practices. Actual pay to be realized by the executive officers was based primarily on the Company’s financial and stock price performance results. A majority of pay was based on at-risk elements given our focus on performance-based pay elements (annual and long-term incentives). The Company’s total shareholder return (“TSR”) for 2020 was 45% and for the three-year period 2018-2020 was 0.3%. Short-term incentives were funded at target for 2020 and significantly below target for 2018 and 2019. No modifications or adjustments were made to the incentive plans below due to impacts resulting from the coronavirus pandemic.
Short-Term Incentive Compensation
The 2020 Annual Incentive (“AI”) program was designed to balance annual profitability and cash flow performance along with strategic objectives which supports the Company’s continued transformation and investments to improve its long-term capabilities. As such, Adjusted Free Cash Flow was given a greater emphasis in the program (30% weighting) with Adjusted EBITDA remaining as our primary metric (40% weighting). Quality remained as a modifier for this financial pillar, with Management Business Objectives (“MBOs”) weighted at 30%. While threshold performance was not met on Adjusted EBITDA (0%) and the quality modifier reduced the performance (-5%), maximum performance was achieved on Adjusted Free Cash Flow (200%) and the MBOs exceeded target (150%), which resulted in award funding at target.
Long-Term Incentive Compensation Awards
All NEOs, except former officers Messrs. Bilolikar and Robertson, received annual Long-Term Incentive (“LTI”) awards in March 2020 which included performance stock units (“PSUs”), stock options and restricted stock units (“RSUs”). Additionally, Mr. Rouquet received a sign-on LTI award as described later in this document.
PSUs granted to NEOs in 2018-2020 were based on a performance metric of relative total shareholder return over a three year period with one, two and three-year performance periods within each grant. The table below shows the PSUs granted over the last three years and their actual or estimated performance through December 31, 2020. The PSUs granted in 2018 were vested in the first quarter of 2021 at target.
Year Granted	Applicable NEOs	Performance Period	Metric	Actual or Estimated Weighted Average Payout Percentage
2020	All NEOs	Jan 2020-Dec 2022	Relative TSR	Estimated: 200%
2019	All NEOs	Jan 2019-Dec 2021	Relative TSR	Estimated: 200%
2018	All NEOs	Jan 2018-Dec 2020	Relative TSR	Actual: 100%
2020 Say-on-Pay Advisory Vote Outcome
In 2020, our executive compensation program received favorable support of approximately 90% of votes cast by our shareholders, which is consistent with the average over the last three years (2018-2020). Management and the Committee reviewed this result and believe it to be a strong indication of support for the Company’s executive compensation program and alignment of the program with shareholder interests. We value shareholder feedback and throughout 2020 were actively engaged with our shareholders. During 2020, these discussions did not identify any issues related to our executive compensation program. However, to enhance alignment with market practices and shareholder interests, the 2021 PSU performance measurement methodology was changed to measure relative TSR performance over a single, three-year performance period. As detailed throughout this Compensation Discussion & Analysis, we believe the officer compensation program is strongly aligned with shareholder value creation, and that it reflects solid corporate governance practices.

2021 Proxy Statement 21

Executive Compensation Program Design and Governance Practices
Our executive compensation program is designed to provide strong alignment between executive pay, shareholder interests, and company performance, and incorporates best practices. Here are some of the compensation practices we follow and those we avoid.
What We Do	✓	The Organization and Compensation Committee of the Board of Directors approves all aspects of executive officer pay
	✓	Target pay levels to be, on average, within a competitive range of the median of comparable companies, considering an individual’s responsibilities, business impact, performance and other factors
	✓	Provide the majority of pay through performance-based annual and long-term programs
	✓	Balance short- and long-term incentives using multiple performance metrics, covering individual, financial and total shareholder return performance
	✓	Cap incentive awards that are based on performance goals
	✓	Have “double trigger” (qualifying termination of employment following a change in control) requirements for NEO severance payments and/or equity acceleration for all of the NEOs’ outstanding awards
	✓	Maintain guidelines for robust stock ownership by our NEOs to ensure ongoing and meaningful alignment with shareholders
	✓	Have a compensation recoupment (“clawback”) policy for executive officers in the event of a financial restatement
	✓	Prohibit hedging transactions, purchasing the Company’s common stock on margin or pledging such shares
	✓	Review key elements of the officer pay program annually, as conducted by the Committee, which also considers our business and talent needs, and market trends
✓
Use an independent compensation consultant to evaluate our executive compensation program relative to our peers, and outside legal counsel to draft our executive compensation plans and award agreements

What We Don’t Do	×	Do not provide excise tax gross-ups
	×	Do not have compensation practices that encourage unnecessary and excessive risk taking
	×	Do not grant stock options or stock appreciation rights with an exercise price less than the fair market value on the grant date
	×	Do not provide dividends or dividend equivalents on unearned PSUs unless and until the underlying PSU vests (and if such PSUs are forfeited, no dividend equivalents are paid out)
	×	Do not provide car allowances, club memberships or similar perquisites

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Executive Compensation Program Administration
The Committee is primarily responsible for administering the Company’s executive compensation program. The Committee reviews and approves all elements of the executive compensation program that cover the NEOs. In fulfilling its responsibilities, the Committee is assisted by an independent compensation consultant and considers recommendations from Senior Management. The primary roles of each party are summarized below.
Party:	Primary Roles:
Organization and Compensation Committee (composed solely of independent directors)	•	Oversee all aspects of the executive compensation program
	•	Approve officer compensation levels, incentive plan performance goals, and award payouts
	•	Approve specific performance goals and objectives, as well as corresponding compensation, for the CEO
	•	Ensure the executive compensation program best achieves the Company’s objectives, considering the business strategy, talent needs, and market trends
Senior Management (CEO, CFO and CHRO)	•	Make recommendations regarding the potential structure of the executive compensation program, including input on key business strategies and objectives
	•	Make recommendations regarding the pay levels of the officer team (excluding the CEO)
	•	Provide any other information requested by the Committee
Compensation Consultant (FW Cook)	•	Advise the Committee on competitive market practices and trends
	•	Provide proxy pay data for our compensation peer group
	•	Present information and benchmarking regarding specific executive compensation matters, as requested by the Committee
	•	Review management proposals and provide recommendations regarding CEO pay
Additional information about the role and processes of the Committee is presented above under “Corporate Governance — Organization & Compensation Committee.”
Executive Compensation Program Philosophy
The primary objectives of the Company’s executive compensation program are to recruit, engage, and retain highly qualified executives who can enable our long-term success and who will focus on maximizing shareholder value. As such, the Company’s executive compensation program is structured to:
•	Drive the Company’s strategic plans and objectives;
•	Create strong alignment of the interests of executives with the creation of shareholder value, particularly as measured by total shareholder return/stock price appreciation;
•	Provide a market-competitive total compensation package customized to fit our business and talent needs; and
•	Be cost-effective and straightforward to understand and communicate.
For each element of compensation and in total, the Company generally targets annualized compensation to be within a competitive range of market median, while also considering an individual’s experience, performance, and business impact, as well as our organizational structure and cost implications. The target compensation mix is set based on position responsibilities, individual considerations, and market competitive practices. The proportion of variable, or “at risk,” compensation, provided through incentive programs, increases as an employee’s level of responsibility increases commensurate with the position’s impact on the business. The actual pay earned, if any, for annual and long-term incentives reflects Company and individual performance and will vary above or below the targeted level.

2021 Proxy Statement 23

Market Compensation Practices
As one of the inputs in determining executive compensation each year, the Company reviews general industry survey and proxy compensation data regarding market practices. In 2020, Visteon reviewed NEO base salaries, target annual and long-term incentive award opportunities, as well as selected pay program design practices. In conducting this review, the Committee selected the 16 companies listed below whose aggregate profile was comparable to Visteon in terms of industry, size (based on revenue and market capitalization) and other operations-related metrics as comparators for purposes of determining the range of market medians with respect to compensation elements (the “Compensation Peer Group”). When compared to the peer group utilized for 2019, the 2020 peer group removed Harris Corporation and Motorola Solutions (due to their size) and added Delphi Technologies, LCI Industries, Meritor and Modine Manufacturing. We believe the Compensation Peer Group represents a reasonable comparator group of direct automotive supplier, technology peers and other related companies with which we compete for executive talent.
American Axle & Manufacturing	Garmin Ltd.	Rockwell Automation Inc.
Ametek Inc.	Gentex Corporation	Sensata Technologies Holding PLC
Cooper-Standard Holdings Inc.	LCI Industries	Spirit AeroSystems Holdings, Inc.
Dana Inc.	Meritor Inc.	Trimble Inc.
Delphi Technologies	Modine Manufacturing Co.
FLIR Systems Inc.	Nuance Communications Inc.
Executive Compensation Program — Description of Primary Elements
Consistent with our emphasis on aligning pay and performance, the largest portion of the target compensation opportunity is provided through performance-based annual and long-term incentive programs.
Each primary element of the executive compensation program is described below.
Base Salary
Base salaries provide basic security for our employees at levels necessary to attract and retain a highly qualified and effective salaried workforce. Base salaries are determined considering market data as well as an individual’s position, responsibilities, experience, and value to the Company. During 2020, no NEOs received base salary increases. The actual salaries paid to each NEO for 2020, inclusive of the temporary coronavirus pandemic related reductions mentioned above, are presented in the “Summary Compensation Table.”
Annual Incentive Awards
The Company’s Annual Incentive program provides key salaried employees the opportunity to earn during their tenure an annual cash bonus based on specified individual, financial, operational and/or strategic performance-based goals. This program is designed to motivate executives to achieve key short-term financial and operational goals of the Company. The target incentive opportunities are expressed as a percentage of base salary, which is set by the Committee after considering the potential impact on the business of each role, the relationships among the roles and market competitive levels for the positions. The target annual incentive opportunities, as a percentage of base salary as of December 31, 2020 were: Mr. Lawande 125%, Messrs. Rouquet, Pynnonen, Vallance, Cole and Bilolikar 65%. Mr. Robertson was not eligible for the 2020 program due to the temporary nature of his role. Actual awards earned can range from 0% to 200% of target based the performance of the Company and the individual.
On March 4, 2020, the Committee approved 2020 AI program metrics and award opportunities for the NEOs. The 2020 AI program was designed to balance annual profitability and cash flow performance with objectives to support the Company’s continued business transformation and to focus on long-term capabilities. As such, in addition to Adjusted EBITDA (40% weighting) and Adjusted Free Cash Flow (30% weighting) with a modifier for quality, Management Business Objectives (“MBOs”) were included as part of the program design (30% weighting). The Committee retained discretion to adjust the incentive payout outside of the specified measurements.

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Specific threshold, target, and maximum goals for the 2020 Adjusted EBITDA and Adjusted Free Cash Flow (“FCF”) metrics are set forth below, as well as the percentage of the target award earned and 2020 actual results, including the quality modifier. Financial goals were set to reflect the current automotive market environment and to align with the Company’s operating plan which anticipated continued industry production volume declines.
Measure ($ in millions)	2020 Threshold	2020 Target	2020 Maximum	2020 Actual % of Target Awarded	2020 Weighting	2020 Actual Weighted % Earned
Adjusted EBITDA(1)	$208	$254.8-265.2	$325	$192
Payout as a % of Target	25%	100%	200%	0%	40%	0%
Adjusted Free Cash Flow(2)	$30	$50-55	$75	$112
Payout as a % of Target	25%	100%	200%	200%	30%	60%
Modifier ($ in millions)	Metric Range	Modifier Range Possible	Modifier Achieved	Modifier Applied
Written Quality Concerns	Greater than 461 to less than 360	-/+ 5%	- 5%	- 5%
Management Business Objectives
•	New Business Wins	•	New Product Development	•	Program Management
•	Technology Capabilities	•	Operations Talent Management
(1)
The Company defines adjusted EBITDA as net income attributable to the Company, adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, equity in net income of non-consolidated affiliates, loss on divestiture, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company’s ongoing operations.

(2)
The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. The adjusted free cash flow target and results for purposes of this Annual Incentive program was further adjusted to exclude U.S. pension contributions.

MBOs were developed to provide the Committee with a vehicle to holistically assess overall performance on goals that strengthen the Company’s capabilities over the longer-term in the midst of a challenging business environment. These included leveraging a platform strategy for software engineering efficiency and enhancing talent capabilities in the manufacturing operations. Additional MBOs were those we believed provided the Company with a competitive advantage. Following the conclusion of 2020, the Committee assessed the Company’s performance against the preestablished MBOs and determined that it had exceeded target on the basket of MBOs, resulting in a payout of 150% of target on the MBO portion (30% weighting) of the annual incentive program. This, combined with the 55% result on the Adjusted EBITDA and FCF with modifier pillar of the program, resulted in the funding of awards at 100% of target (55% payout on the financial metrics with quality modifier and 45% payout on the MBOs).
As a result, 2020 annual incentive awards were paid at 100% of target for Messrs. Lawande, Pynnonen, Vallance and Bilolikar; 120% of target for Mr. Rouquet and 90% of target for Mr. Cole. Annual incentive targets were prorated for Messrs. Rouquet and Bilolikar based on their respective hire and termination dates, respectively. Mr. Robertson was not eligible for the 2020 AI program. The payouts for the executives reflect their leadership and contributions to our 2020 performance, including the overall financial results and TSR of +45% for 2020 as detailed in the “Executive Summary” above. The amounts paid to the NEOs are set forth in the “Summary Compensation Table” under the column “Non-Equity Incentive Plan Compensation.”
Long-Term Incentive Awards
The Company’s LTI program is designed to reward executives for the achievement of specified multi-year goals that are linked to the Company’s long-term financial performance, align the delivery of incentive value with increases in the Company’s stock price and retain key employees. Typically, awards are granted each year with a vesting or performance period of three years; however, in some situations, such as the recruitment of new executives or to focus on objectives with a different duration, the Company may use a shorter or longer period. The annualized total targeted long-term incentive award opportunity is determined by considering market data, organization level and/or impact of the position on the Company’s performance.

2021 Proxy Statement 25

2020 Long-Term Incentive Grants
In connection with the forfeiture of outstanding long-term incentive awards at his prior employer, on January 21, 2020, Mr. Rouquet was granted a $500,000 sign-on RSU award which will vest 50% on each of the first and second anniversaries of the grant date, subject to Mr. Rouquet’s continued employment.
On March 4, 2020, all of the NEOs, except former officers Messrs. Bilolikar and Robertson, received regular long-term incentive grants with targeted grant date values as follows: Mr. Lawande ($6,000,000); Mr. Rouquet ($1,200,000), Mr. Pynnonen ($480,000), Mr. Vallance ($460,000) and Mr. Cole ($440,000). The LTI grant mix consisted of PSUs, stock options and RSUs, as described below.
Award Type and Weighting	Primary Role	Design Features
Performance Stock Units (50% of the total LTI value)	Reward the achievement of TSR results from 2020 through 2022 relative to returns of 16 similar companies	•	PSUs provide executives with the opportunity to earn shares of the Company’s stock based on the Company’s three-year TSR relative to 16 automotive sector peer companies (listed below)
		•	The awards are divided among three periods with all earned awards paid at the end of the three-year cycle (paid in early 2023)
		•	2020 TSR performance (25% of award opportunity) which was earned at 200% based on the Company’s 93rd percentile rank
		•	2020 through 2021 TSR performance (25% of award opportunity)
		•	2020 through 2022 TSR performance (50% of award opportunity)
•
The awards for the first and second performance periods will be increased to reflect the performance over the entire three-year cycle, if greater. If the Company’s actual TSR is negative during a performance period, the award earned for that period cannot exceed 100% of target (regardless of percentile rank within the peer group).

		•	Awards can be earned up to 200% of the target award opportunity based on the Company’s TSR performance percentile ranking within the comparator group (Visteon plus the 16 TSR peer companies)
		•	No award earned if Visteon’s performance is below the 25th percentile
		•	35% of target award earned at the 25th percentile, 100% at 55th percentile and 200% at 80th percentile
		•	Award payouts for performance between the percentiles specified above is determined based on interpolation
		•	TSR is calculated using the 20-trading day average closing price at the start and end of the performance period, adjusted for dividends
Stock Options (25% of the total LTI value)	Reward for appreciation in the Company’s stock price	•	Exercise price is equal to the average of the high and low trading prices on the date of grant
		•	Vest one-third per year beginning one year after the date of grant
		•	Seven-year term, upon which any unexercised options would expire
Restricted Stock Units (25% of the total LTI value)	Facilitate retention and provide an ownership stake	•	Vest one-third per year beginning one year after the date of grant

26	2021 Proxy Statement

Relative TSR Peer Group (16 companies)
The TSR Peer Group companies listed below differ from the Compensation Peer Group previously discussed. Companies with which we compete for talent are more technology-based, whereas the companies with which we compete for investor dollars are more automotive-based with lower margins.
Adient, Inc.	Cooper Standard	Magna International, Inc.
American Axle & Mfg Holdings	Dana Incorporated	Meritor Inc.
Aptiv PLC	Delphi Technologies	Tenneco Inc.
Autoliv, Inc.	Denso	Valeo
BorgWarner Inc.	Faurecia
Continental	Lear Corporation
Long-Term Incentive Program Changes for 2021
The 2021 LTI program was refined to enhance alignment with market practices, including:
•	Revised award mix to 60% PSUs and 40% RSUs, eliminating the use of stock options; and
•	Moved to a single, three-year performance period for PSUs based on relative TSR performance.
Other Compensation Elements
Stock Ownership Guidelines
Visteon has adopted stock ownership guidelines for executives of the Company at or above Senior Vice President, which includes all NEOs. The goal for these executives is to own common stock worth three-to-six times their salary. Effective January 1, 2018, the Committee implemented a retention requirement until the multiple of salary threshold is met. All executives subject to the stock ownership guidelines must retain 50% of net shares which vest from RSUs and PSUs and 50% of the shares remaining after the payment of option exercise prices and any taxes owed. Under the guidelines in effect for 2020, only actual shares owned satisfy the guidelines. As of December 31, 2020 Mr. Lawande had satisfied the ownership guidelines while all others continue to be subject to the retention requirement. The stock ownership guidelines are as follows:
•	Chief Executive Officer — six times (6x) base salary; and
•	Executive and Senior Vice Presidents — three times (3x) base salary.
In January 2021, the Committee revised the policy to include unvested RSUs in addition to actual shares owned when determining whether an executive has satisfied the guidelines.
Executive Perquisites and International Service Employee Program
The Company maintains an Executive Security Program that permits the CEO to use commercially available private air transportation services for personal and business travel, and provides the benefit of various personal health and safety protections. The CEO does not receive a tax “gross-up” for personal use of such aircraft and all use requires advance approval by one of the following: Chairman of the Board or Chairman of the Compensation or Audit Committees of the Board. Additionally, the Company maintains an Executive Relocation Policy to assist executives with relocation expenses including home sales and searches, temporary living, moving and related expenses. There was no personal use of commercially available private air transportation services by NEOs or relocation benefits provided to NEOs during 2020.
As a global organization, senior executives of the Company are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business, the Company has an International Long Term Assignment Policy to address incremental costs incurred by assignees as a result of their international assignments. In late 2019, Mr. Bilolikar returned to the U.S. from an international assignment based in Kerpen, Germany. The trailing costs of his return to the U.S. are included in the “All Other Compensation” column of the “Summary Compensation Table.”

2021 Proxy Statement 27

Retirement Benefits Overview
During their tenure, NEOs participate in the Company’s tax-qualified retirement and savings plans on the same basis as other similarly situated employees. The Company has periodically made changes to the type of retirement plans and to the level of benefits provided under such plans, based on an assessment of the Company’s business and talent needs, costs, market practices, and other factors. Effective December 31, 2011, the U.S. defined benefit pension plan was frozen for all participants. All of the NEOs participate in U.S.-based plans.
NEOs and most U.S. salaried employees, are entitled during their tenure to participate in the Visteon Investment Plan (VIP), Visteon’s 401(k) investment and savings plan. The Company matches 100% of the employee’s eligible contributions up to 6% of eligible pay (subject to IRS limits). Amounts deferred for each NEO are reflected in the “Salary” column of the “Summary Compensation Table.”
Visteon also maintains a Savings Parity Plan (SPP), which provides eligible U.S. participants during their tenure with company contributions of 6% of eligible pay that are restricted due to IRS limits under the broad-based, tax-qualified 401(k) plan. The Company’s Supplemental Executive Retirement Plan (SERP) provides eligible U.S. participants during their tenure with annual company contributions of 6% (Vice Presidents), 9% (Executive and Senior Vice Presidents), or 14.5% (CEO) of pay in place of the prior defined benefit formulas in the plan for service after January 1, 2012. The SERP is closed to new entrants other than for those employees at or above Senior Vice President or for employees who are specifically designated for participation by the Committee. Company contributions to these plans on behalf of the NEOs are included in the “All Other Compensation” column of the “Summary Compensation Table.”
The Company temporarily suspended its company contributions to the VIP, SPP and SERP from May 1, 2020 through September 30, 2020 to address the negative impacts of the coronavirus pandemic on the Company’s operations.
Additional details about the Company’s prior and current retirement plans are presented later, under “Retirement Benefits.”
Severance and Change in Control Benefits
The Company has entered into change in control agreements with all of its executive officers (Mr. Lawande’s change in control benefits are included in his employment agreement rather than in a stand-alone change in control agreement), including the NEOs. These change in control agreements were last revised in October 2012 and provide certain benefits if a qualifying termination occurs following a change in control of the Company, as defined by the agreements. For the NEOs, and subject to the terms of the change in control agreements (or for Mr. Lawande, his employment agreement), change in control cash severance benefits are provided during their tenure as a 1.5 (SVPs) or 2.0 (CEO) multiple of the sum of the executive’s annual base salary and target annual incentive. In addition, and pursuant to their terms, the agreements provide for other severance benefits, such as the continuation of medical benefits and outplacement assistance. The agreements have a “double trigger” provision, which would require that the executive’s employment terminate without “cause” or for “good reason” following a change in control, in each case, as defined in the agreements, in order to receive benefits under the agreements. No excise tax gross-up provisions are contained in the change in control severance arrangements or in Mr. Lawande’s employment agreement.
Upon the involuntary termination of employment by the Company (other than for specified reasons, including disability, availability of other severance benefits, and inappropriate conduct), executive officers are entitled to severance benefits under the Visteon Executive Severance Plan, which was last revised effective January 1, 2021 (Mr. Lawande’s severance benefits are included in his employment agreement rather than such Severance Plan). Subject to the terms of the Severance Plan, a specific and consistent level of severance benefits are provided with a cash severance payment of 1.5 (SVPs and CEO) multiplied by the sum of an executive’s annual base salary and target annual incentive. Subject to the terms of the severance plan, executives would also be entitled to the reimbursement of medical coverage premiums under COBRA for up to eighteen months following termination, the provision of outplacement services for up to twelve months, and the payment of a pro-rated portion of any outstanding annual incentive based on actual company performance during the performance period.
The severance plan and change in control agreements provide that outstanding stock-based awards vest only in accordance with the applicable terms and conditions of such awards. Additional details about the change in control agreements, the severance plan, the terms and conditions of awards, and the estimated value of these potential

28	2021 Proxy Statement

payouts are included in the “Potential Payments Upon Termination” section. The terms of Mr. Lawande’s compensation package, including potential severance and change in control benefits, are detailed in his employment agreements. See “Employment Agreement with Mr. Lawande” for additional details regarding such agreements.
Executive Separations
Mr. Bilolikar’s separation benefits were consistent with the benefits described above under the Visteon Executive Severance Plan. Mr. Robertson did not receive separation benefits due to the temporary nature of his role. The 2020 compensation associated with the separation benefits is included in the “All Other Compensation” column of the “Summary Compensation Table.”
Executive Compensation Policies
Stock Awards Granting Policy. In 2020, the Company granted regular stock awards to its NEOs and other eligible key employees. Stock awards made to executives at the time they become employees or officers of the Company have a grant date on the later of the date employment commences or the date the Committee approves the awards. In all cases, the exercise price of stock options and stock appreciation rights is the average of the high and low trading price on the grant date. Stock price is not a factor in selecting the timing of equity-based awards.
Securities Trading and Anti-Hedging/Anti-Pledging Policy. The Company maintains a Policy Regarding Purchases and Sales of Company Stock that imposes specific standards on directors, officers and other employees of the Company. The policy, available at https://www.visteon.com/company/policies-compliance/, is intended not only to forbid such persons from trading in Company stock on the basis of inside information, but to avoid even the appearance of improper conduct on the part of such persons. In addition to the specific restrictions set forth in the policy, the policy requires that all transactions in Company stock by directors, executive officers and by others in their households be pre-cleared by the General Counsel. The only exceptions to the pre-clearance requirement are 10b5-1 trading plans that have been previously approved by the General Counsel and regular, ongoing acquisition of Company stock resulting from continued participation in employee benefit plans that the Company or its agents may administer. The Company also considers it inappropriate for any director, officer or other employee to enter into speculative transactions in the Company’s stock. Directors, officers and other employees are prohibited from engaging in the purchase or sale of puts, calls, options or other derivative securities based on the Company’s stock. The Company has a policy prohibiting all hedging or monetization transactions, such as forward sale contracts, in which the stockholder continues to own the underlying security without all the risks or rewards of ownership. Finally, directors, officers and other employees may not purchase the Company’s stock on margin or borrow against any account in which our securities are held.
Pay Clawbacks. In April 2013, the Company adopted a compensation recovery policy, which requires each executive officer of the Company to repay or forfeit a portion or all of any annual incentive, PSUs or other performance-based compensation granted to him or her on or after September 29, 2012, if:
•
The payment, grant, or vesting of such compensation was based on the achievement of financial results that were subsequently the subject of a restatement of the Company’s financial statements filed with the Securities and Exchange Commission;

•	The amount of the compensation that would have been received by the executive officer, had the financial results been properly reported, would have been lower than the amount actually received; and
•	The Board determines in its sole discretion that it is in the best interests of the Company and its shareholders for the executive officer to repay or forfeit all or any portion of the compensation.
Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the Company’s federal income tax deduction to $1 million per year for compensation to its CEO and certain other highly compensated executive officers (and beginning for 2018, certain former executive officers). Historically, our Committee annually considered the impact of Section 162(m) in structuring our executive compensation program and balanced the goal of achieving deductibility under Section 162(m) with our philosophy to pay and reward individual contributions to overall company performance, especially in light of the competitive nature of the market for our executive talent. The Committee always reserved the discretion to reward significant contributions by the named executive officers to build shareholder value regardless of the tax deductibility limits of Section 162(m). Prior to 2018, qualified performance-based compensation for the CEO and certain “covered officers” was not, however, subject to the deduction limit, provided certain requirements of Section 162(m) were satisfied. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless it qualified

2021 Proxy Statement 29

for certain transition relief that applied to certain compensation arrangements pursuant to a binding contract that was in place as of November 2, 2017. Prior to the repeal of such exception, Annual Incentive awards, PSUs, and stock options (and stock appreciation rights) generally were designed to meet the performance-based exception. While it has been our policy to consider the impact of Section 162(m)’s deductibility limits when developing and implementing our executive compensation program, we also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying business and talent goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). In this regard, our Committee may determine in any year that it would be in our best interest for awards to be paid under stock incentive plans, or for other compensation to be paid, that is not fully deductibility under Section 162(m) if the Committee believes that such compensation will best attract, retain, and reward executives and contribute to our business objectives.
Statement Regarding Compensation Risk Assessment
Visteon annually conducts a risk assessment and believes that its compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. Specifically, as detailed previously, Visteon maintains a market competitive, balanced executive compensation program with varying incentive award types, performance metrics, performance/vesting periods and includes governance features that mitigate potential risk (including Committee oversight, maximum potential payouts are set under incentive plans, stock ownership guidelines, and a pay clawback policy).

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COMPENSATION COMMITTEE REPORT
The Committee oversees Visteon’s programs for compensating executive officers and other key management employees, including the administration of the Company’s equity-based compensation plans, and approves the salaries, bonuses and other awards to executive officers. The Committee has reviewed and discussed the Compensation Discussion and Analysis with Visteon management, and based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis so stated be included in this Proxy Statement.
Organization and Compensation Committee
David L. Treadwell (Chairman)
Jeffrey D. Jones
Joanne M. Maguire
Summary Compensation Table
The following table summarizes the compensation that was earned by, or paid or awarded to, the NEOs, as required to be disclosed by SEC rules.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Options Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Sachin S. Lawande	2020	$892,667	$—	$4,295,383	$1,499,995	$1,287,500	$—	$285,652	$8,261,197
Director, President and Chief	2019	$1,030,000	$—	$4,470,046	$1,499,990	$721,000	$—	$287,109	$8,008,145
Executive Officer(7)	2018	$1,030,000	$—	$4,504,035	$1,499,978	$298,700	$—	$526,207	$7,858,920
Jerome J. Rouquet	2020	$445,870	$600,000	$1,379,000	$299,995	$387,123	$—	$39,948	$3,151,936
Senior Vice President and
Chief Financial Officer(8)
Brett D. Pynnonen	2020	$396,000	$—	$343,607	$119,998	$286,000	$—	$63,586	$1,209,191
Senior Vice President	2019	$440,000	$—	$327,785	$110,003	$160,160	$—	$77,630	$1,115,578
and General Counsel(9)	2018	$440,000	$—	$497,774	$98,987	$66,352	$—	$108,578	$1,211,691
Robert R. Vallance	2020	$364,396	$—	$329,352	$114,993	$263,175	$—	$60,345	$1,132,261
Senior Vice President,	2019	$404,884	$—	$342,730	$114,991	$147,378	$—	$71,723	$1,081,706
Customer Business Groups(10)	2018	$400,064	$—	$273,392	$91,078	$61,057	$—	$109,581	$935,172
Matthew M. Cole	2020	$340,461	$—	$314,947	$110,009	$221,300	$—	$58,792	$1,045,509
Senior Vice President,
Product Delivery(11)
Sunil K. Bilolikar	2020	$82,845	$—	$—	$—	$52,509	$318,014	$1,253,048	$1,706,416
Former Senior Vice President,	2019	$405,020	$—	$271,912	$91,249	$117,942	$177,818	$491,377	$1,555,318
Operations and Supply Chain(12)	2018	$400,198	$—	$273,523	$91,110	$61,077	$—	$1,268,886	$2,094,794
William M. Robertson	2020	$90,000	$—	$—	$—	$—	$252,207	$16,206	$358,413
Former Vice President and	2019	$248,010	$—	$220,711	$—	$—	$168,520	$202,717	$839,958
Interim Chief Financial Officer(13)
(1)	This column is comprised of a sign-on bonus payment to Mr. Rouquet.
(2)
The amounts shown in this column represent the grant date fair values for PSU and RSU awards in 2020, 2019 and 2018. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 13 “Stock-Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company's 2020 10-K. Assuming the maximum performance levels are achieved for the NEOs’ PSUs granted in 2020 and based on the grant date share price, the values in the “Stock Awards” column would be $6,241,567 for Mr. Lawande; $1,768,247 for Mr. Rouquet; $499,296 for Mr. Pynnonen; $478,574 for Mr. Vallance; and $457,648 for Mr. Cole. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

(3)
The amounts shown in this column represent the grant date fair values for stock options granted in 2020, 2019 and 2018. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 13 “Stock-Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company's 2020 10-K.

2021 Proxy Statement 31

(4)
For 2020, this column is comprised of the amounts payable to each of the NEOs under the 2020 annual incentive performance program, as further described in the “Compensation Discussion and Analysis,” above. Incentive target amounts were unadjusted for the temporary salary reductions which occurred in 2020 as a result of the coronavirus pandemic. There were no earnings on non-equity incentive plan compensation earned or paid to the NEOs in or for 2020.

(5)
This column reflects an estimate of the aggregate change in actuarial present value of each NEOs' accumulated benefit under all defined benefit pension plans from the measurement dates for such plans used for financial statement purposes. Messrs. Bilolikar and Robertson received lump sum disbursements of all defined benefit plan balances during 2020. See “Retirement Benefits — Defined Benefit Plans,” below. None of the NEOs received or earned any above-market or preferential earnings on deferred compensation.

(6)	For 2020, this column includes the following benefits paid to, or on behalf of, the NEOs:
•	Life insurance premiums paid by the Company on behalf of all the NEOs;
•
Company contributions to the Company's 401(k) defined contribution plan, DC SERP, and Savings Parity Plan on behalf of Mr. Lawande ($270,976), Mr. Rouquet ($37,300), Mr. Pynnonen ($62,510), Mr. Vallance ($57,534), Mr. Cole ($57,886), Mr. Bilolikar ($32,515) and Mr. Robertson ($5,400);

•	Disability insurance premiums paid by the Company on behalf of Mr. Lawande ($11,971) and Mr. Rouquet ($1,337);
•	Severance payment to Mr. Bilolikar ($1,002,425) and unused vacation payments to Mr. Bilolikar ($7,789) and Mr. Robertson ($10,385);
•	Tax payments and reimbursements on behalf of Mr. Bilolikar ($4,906) in connection with his international service assignment;
•
The payment of expenses to or on behalf of Mr. Bilolikar ($203,844) under the Company’s international service employee program. As Mr. Bilolikar’s international assignment ended in late 2019, these are trailing costs related to his former assignment and repatriation.

(7)	Mr. Lawande joined Visteon as Chief Executive Officer and President effective June 29, 2015.
(8)	Mr. Rouquet joined Visteon as Senior Vice President, Finance on January 21, 2020 and became Chief Financial Officer on March 1, 2020.
(9)	Mr. Pynnonen joined Visteon on March 14, 2016.
(10)	Mr. Vallance has been Senior Vice President, Customer Business Groups since December 2016. Prior to that, he was Vice President, Customer Business Groups upon rejoining the Company in July 2014.
(11)	Mr. Cole has been Senior Vice President, Product Delivery since December 2016. Prior to that, he was Vice President, Product Development upon rejoining the Company in July 2014.
(12)	Mr. Bilolikar served as Senior Vice President, Operations and Supply Chain until his separation from Visteon effective March 13, 2020.
(13)	Mr. Robertson served as Vice President and interim Chief Financial Officer effective November 1, 2019 through February 28, 2020.
Employment Agreement with Mr. Lawande
In June 2015, the Company and Mr. Lawande entered into an employment agreement and Mr. Lawande commenced employment on June 29, 2015. Under the terms of the employment agreement, Mr. Lawande serves as Visteon’s Chief Executive Officer and President. The employment agreement provided for an initial term of three years, with automatic renewals for successive one-year periods thereafter (subject to a requirement to provide advance notice of the decision not to renew). Pursuant to the Employment Agreement, Mr. Lawande received an initial annualized base salary of $1 million, with a target annual cash bonus opportunity of no less than 100% of his base salary and annual long-term incentive opportunity of $5 million. This agreement was amended and restated effective February 12, 2018, to extend the term to June 29, 2021. His base salary was established at an annual rate of $1,030,000 with a target annual cash bonus opportunity of at least 125%. On October 22, 2020, the Company and Mr. Lawande entered into an Amended and Restated Employment Agreement which extends the term to September 30, 2025. There were no changes made to Mr. Lawande’s base salary or target annual cash bonus opportunity. Mr. Lawande will be eligible to receive annual awards under the Company’s long-term incentive compensation arrangements. Mr. Lawande will continue to be entitled to participate in the Company’s standard benefits programs on the same basis as other senior executives of the Company with the exception that if Mr. Lawande retires in accordance with the standard terms of the Company’s retirement definition and the Board of Directors, in its sole discretion, concludes that a successor has been hired or identified by Mr. Lawande to replace him as Chief Executive Officer, the PSU awards under the applicable long term incentive programs will continue to vest as if he were employed rather than being prorated.
If Mr. Lawande is terminated without “cause” or his employment is voluntarily terminated for “good reason”, in each case, as defined under the employment agreement, he will receive (generally subject to a customary release of claims and certain restrictive covenants) (i) a cash payment equal to 1.5 times the sum of his annual base salary and target bonus, (ii) a pro rata annual bonus for the year of termination based on corporate achievement levels for the entire year, (iii) up to 18 months of health benefits and (iv) outplacement services for a period of up to one year in an amount not to exceed $50,000. If, within two years after the occurrence of a “Change in Control” (as defined in the employment agreement), Mr. Lawande is terminated without cause or his employment is voluntarily terminated for good reason, he will receive (i) a cash payment equal to 2 times the sum of his annual base salary and target bonus, (ii) a pro rata portion of the annual bonus awarded to Mr. Lawande for the fiscal year in which the termination occurs,

32	2021 Proxy Statement

assuming the achievement at target level, (iii) up to 18 months of life, accident and health insurance benefits, (iv) accelerated vesting of any benefits under the Company’s 2010 Supplemental Executive Retirement Plan and Savings Parity Plan or any successor to any such plans or similar plans and payment of benefits under such plans in accordance with their terms and (v) reimbursement for outplacement services for a period of up to one year in an amount not to exceed $50,000.
The employment agreement includes a clawback provision whereby Mr. Lawande may be required, upon certain triggering events, to repay all or a portion of his compensation, pursuant to any clawback policy adopted by or applicable to the Company, including under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The employment agreement also contains confidentiality, intellectual property and non-disparagement provisions, as well as non-competition and non-solicitation provisions.
Visteon Corporation 2020 and 2010 Incentive Plans
The Visteon Corporation 2020 Incentive Plan and 2010 Incentive Plan, as amended, (the “Incentive Plans”) permit grants of stock options, stock appreciation rights, PSUs, restricted stock, RSUs and other rights relating to our common stock, as well as performance and time-based cash bonuses. In 2020, the Company implemented an annual incentive cash bonus program for eligible employees and a long-term equity-based incentive program for eligible employees, including the NEOs. These programs are discussed further under “Compensation Discussion and Analysis,” above. Except under certain circumstances such as involuntary termination, an executive must be employed in good standing with the Company at the date of payment to be eligible for a bonus payment. The Committee retains discretion under the Incentive Plans to modify or adjust any award at any time.
The stock options awarded under the 2020 LTI program vest ratably over three years from the date of grant. The exercise price of the stock options is the average of the high and low selling prices of our common stock on the NASDAQ Global Select Market (NASDAQ) on the date of grant, unless otherwise approved by the Committee. Any unexercised stock options will expire after seven years. If a holder of a stock option retires, becomes disabled, or dies, his or her stock options continue to be exercisable up to the normal expiration date. See “Potential Payments Upon Termination,” below. The stock options are subject to certain conditions, including not engaging in competitive activity, and generally cannot be transferred. The RSUs awarded under the 2020 long-term incentive program vest ratably over three years from the date of grant and, at the election of the Company, will be paid in common stock or cash based on the average of the high and low selling prices of our common stock on the NASDAQ on such vesting date. The PSUs awarded under the 2020 long-term incentive program vest on January 31, 2023 based on the achievement of certain relative total shareholder return metrics and will be paid in cash based on the average of the high and low selling prices of our common stock on NASDAQ on such vesting date or common stock, at the election of the Company. Holders of RSUs and PSUs (to the extent earned) may receive the same cash dividends or dividend equivalents as other stockholders owning common stock; provided that no dividends or dividend equivalents will be paid until the RSUs or PSUs vest (and, if such RSUs or PSUs are forfeited, the holder shall have no right to such dividends or dividend equivalents).
In regard to stock options outstanding as of the January 2016 Special Distribution paid to shareholders, the exercise prices of Messrs. Lawande, Vallance, Cole and Bilolikar’s stock options were reduced in accordance with the 2010 Incentive Plan document, so as not to put the executives in a disadvantaged position.

2021 Proxy Statement 33

Grants of Plan-Based Awards in 2020
The following table summarizes all incentive plan awards that were made to the NEOs during 2020.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ /Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sachin S. Lawande
Annual Cash Incentive(1)	—	$96,563	$1,287,500	$2,575,000	—	—	—	—	—	—	—
Stock Options	03/04/2020	—	—	—	—	—	—	—	70,126	$66.98	$1,499,995
Restricted Stock Units	03/04/2020	—	—	—	—	—	—	19,340	—	—	$1,295,393
Performance Stock Units	03/04/2020	—	—	—	3,160	36,114	72,228	—	—	—	$2,999,990
Jerome J. Rouquet
Annual Cash Incentive(1)	—	$24,195	$322,602	$645,205	—	—	—	—	—	—	—
Stock Options	03/04/2020	—	—	—	—	—	—	—	14,025	$66.98	$299,995
Restricted Stock Units	01/21/2020	—	—	—	—	—	—	5,712	—	—	$519,906
Restricted Stock Units	03/04/2020	—	—	—	—	—	—	3,868	—	—	$259,079
Performance Stock Units	03/04/2020	—	—	—	632	7,223	14,446	—	—	—	$600,015
Brett D. Pynnonen
Annual Cash Incentive(1)	—	$21,450	$286,000	$572,000	—	—	—	—	—	—	—
Stock Options	03/04/2020	—	—	—	—	—	—	—	5,610	$66.98	$119,998
Restricted Stock Units	03/04/2020	—	—	—	—	—	—	1,547	—	—	$103,618
Performance Stock Units	03/04/2020	—	—	—	253	2,889	5,778	—	—	—	$239,989
Robert R. Vallance
Annual Cash Incentive(1)	—	$19,738	$263,175	$526,349	—	—	—	—	—	—	—
Stock Options	03/04/2020	—	—	—	—	—	—	—	5,376	$66.98	$114,993
Restricted Stock Units	03/04/2020	—	—	—	—	—	—	1,483	—	—	$99,331
Performance Stock Units	03/04/2020	—	—	—	242	2,769	5,538	—	—	—	$230,021
Matthew M. Cole
Annual Cash Incentive(1)	—	$18,442	$245,889	$491,777	—	—	—	—	—	—	—
Stock Options	03/04/2020	—	—	—	—	—	—	—	5,143	$66.98	$110,009
Restricted Stock Units	03/04/2020	—	—	—	—	—	—	1,418	—	—	$94,978
Performance Stock Units	03/04/2020	—	—	—	232	2,648	5,296	—	—	—	$219,969
Sunil K. Bilolikar
Annual Cash Incentive(1)	—	$3,938	$52,509	$105,017	—	—	—	—	—	—	—
(1)
Represents the performance-based cash bonus opportunity under the 2020 annual incentive program, as further described in the “Compensation Discussion and Analysis,” above. Target amounts under this program were unadjusted for the temporary salary reductions which occurred in 2020 as a result of the coronavirus pandemic. The amounts actually paid under this program are set forth in the “Non-Equity Incentive Plan Compensation” column of the above “Summary Compensation Table.”

(2)	Represents PSU grants made under the 2020 long-term incentive program, as further described in the “Compensation Discussion and Analysis,” above.
(3)	Represents RSUs and stock options granted under the 2020 long-term incentive program, as further described in the “Compensation Discussion and Analysis,” above.
(4)
A discussion of assumptions used in calculating grant date fair values in accordance with FASB ASC Topic 718 may be found in Note 13 “Stock Based Compensation” to the consolidated financial statements included in Item 8 “Financial Statements and Supplementary Data” of the Company’s 2020 Form 10-K. The closing price of the Company’s shares on March 4, 2020 was $68.48. The grant date fair value for the PSUs was determined using a Monte Carlo simulation and was based on a price of $83.07 per target unit. The grant date fair value for the RSUs was based on price of $66.98, the average high and low market price of the Company’s stock on the grant date. The grant date fair value for the Options was determined using the Black-Scholes option pricing model and was based on a price of $21.39 per option. The ultimate value of stock-based awards, if any, will depend on the future value of the common stock and the holder’s investment decisions, neither of which can be accurately predicted.

34	2021 Proxy Statement

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table sets forth information on outstanding stock options and stock units held by the NEOs at December 31, 2020, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option. Outstanding equity awards at December 31, 2020 are as follows (unless otherwise indicated by footnote):
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Sachin S. Lawande	06/29/2015	770	—	—	$62.76	06/28/2022	—	—	—	—
	03/04/2016	32,261	—	—	$72.98	03/03/2023	—	—	—	—
	03/03/2017	47,187	—	—	$94.77	03/02/2024	—	—	—	—
	03/01/2018	31,357	15,679	—	$124.34	02/28/2025	4,033(4)	$506,222	22,879(10)	$2,871,772
	03/07/2019	21,249	42,499	—	$80.97	03/06/2026	12,104(5)	$1,519,294	52,170(11)	$6,548,378
	03/04/2020	—	70,126	—	$66.98	03/03/2027	19,340(6)	$2,427,557	72,228(12)	$9,066,059

Jerome J. Rouquet	01/21/2020	—	—	—	—	—	5,712(7)	$716,970	—	—
	03/04/2020	—	14,025	—	$66.98	03/03/2027	3,868(6)	$485,511	14,446(12)	$1,813,262

Brett D. Pynnonen	03/03/2017	3,737	—	—	$94.77	03/02/2024	—	—	—	—
	03/01/2018	2,069	1,035	—	$124.34	02/28/2025	266(4)	$33,388	1,510(10)	$189,535
	03/01/2018	—	—	—	—	—	1,613(8)	$202,464	—	—
	03/07/2019	1,558	3,117	—	$80.97	03/06/2026	888(5)	$111,462	3,826(11)	$480,240
	03/04/2020	—	5,610	—	$66.98	03/03/2027	1,547(6)	$194,179	5,778(12)	$725,255

Robert R. Vallance	03/05/2015	716	—	—	$59.59	03/04/2022	—	—	—	—
	03/04/2016	2,212	—	—	$72.98	03/03/2023	—	—	—	—
	01/11/2017	—	—	—	—	—	10,339(9)	$1,297,751	—	—
	03/03/2017	3,275	—	—	$94.77	03/02/2024	—	—	—	—
	03/01/2018	1,904	952	—	$124.34	02/28/2025	245(4)	$30,752	1,389(10)	$174,347
	03/07/2019	1,629	3,258	—	$80.97	03/06/2026	928(5)	$116,483	4,000(11)	$502,080
	03/04/2020	—	5,376	—	$66.98	03/03/2027	1,483(6)	$186,146	5,538(12)	$695,130

Matthew M. Cole	01/11/2017	—	—	—	—	—	9,122(9)	$1,144,993	—	—
	03/03/2017	2,921	—	—	$94.77	03/02/2024	—	—	—	—
	03/01/2018	1,779	890	—	$124.34	02/28/2025	229(4)	$28,744	1,298(10)	$162,925
	03/07/2019	—	2,728	—	$80.97	03/06/2026	777(5)	$97,529	3,348(11)	$420,241
	03/04/2020	—	5,143	—	$66.98	03/03/2027	1,418(6)	$177,987	5,296(12)	$664,754

Sunil K. Bilolikar	03/01/2018	—	—	—	—	—	—	—	1,178(10)	$147,863
	03/07/2019	—	—	—	—	—	—	—	1,792(11)	$224,932

William M. Robertson	03/01/2018	—	—	—	—	—	—	—	1,248(10)	$156,649
(1)	Stock options vest in one-third increments annually from date of grant.
(2)	For options granted on March 5 and June 29, 2015, the exercise price shown reflects the reduction which resulted from the January 2016 Special Distribution.
(3)
The market value of unvested RSUs and PSUs was determined using a per share price of $125.52, the closing price of our common stock as reported on The NASDAQ Global Select Market as of December 31, 2020.

(4)	RSUs that vested on March 1, 2021. Original award vested ratably over three years.
(5)	RSUs that vest on March 7, 2021 and 2022. Original award vested ratably over three years.
(6)	RSUs that vest one-third on each of March 15, 2021, 2022 and 2023.

2021 Proxy Statement 35

(7)	RSUs that vest ratably on January 21, 2021 and 2022.
(8)	RSUs that cliff vest on March 1, 2022.
(9)	RSUs that cliff vested on January 11, 2021.
(10)
PSUs granted in 2018 with a performance period which concluded on December 31, 2020 and vesting which occurred on January 31, 2021 as adjusted for the actual aggregate relative TSR performance achieved of 100%, certified by the Committee on January 26, 2021.

(11)	PSUs granted in 2019 with a performance period which concludes on December 31, 2021 and vesting on January 31, 2022 as adjusted for maximum (200%) relative TSR performance.
(12)	PSUs granted in 2020 with a performance period which concludes on December 31, 2022 and vesting on January 31, 2023 as adjusted for maximum (200%) relative TSR performance.
Option Exercises and Stock Vested in 2020
The following table sets forth information regarding the exercising of vested stock options and the vesting of RSUs and/or PSUs during 2020 for each of the NEOs on an aggregated basis.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Sachin S. Lawande	—	$—	41,035	$3,165,406
Jerome J. Rouquet	—	$—	—	$—
Brett D. Pynnonen	—	$—	3,158	$244,834
Robert R. Vallance	—	$—	2,857	$220,190
Matthew M. Cole	3,707	$68,331	2,531	$195,297
Sunil K. Bilolikar	9,420	$174,586	6,558	$503,806
William M. Robertson	3,410	$56,171	4,078	$353,388
(1)
These values were determined by using the market value of our common stock on NASDAQ at the time of exercise less the option exercise price, without regard to cash or shares withheld for income tax purposes.

(2)	These values were determined by using the average of the high and low prices of our common stock on NASDAQ on such vesting dates, without regard to cash or shares withheld for income tax purposes.
Retirement Benefits
Pension Benefits for 2020
The following table sets forth the defined benefit plan payments which occurred during 2020 for Messrs. Bilolikar and Robertson. Messrs. Lawande, Rouquet, Pynnonen, Vallance and Cole are not entitled to defined benefits as they joined the Company after the defined benefit plans were frozen as described below.
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Sunil K. Bilolikar	Visteon Pension Plan	—	$—	$851,944
	Pension Parity Plan	—	$—	$84,526
	Supplemental Executive Retirement Plan	—	$—	$537,190
William M. Robertson	Visteon Pension Plan	—	$—	$950,184
	Pension Parity Plan	—	$—	$22,431
	Supplemental Executive Retirement Plan	—	$—	$368,095
The Company froze compensation and service in its defined benefit pension plan for U.S. employees effective December 31, 2011. The frozen plan, the Visteon Pension Plan (the “Qualified Pension Plan”), is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code (the “Code”). Visteon provides additional pension benefits to its U.S. executives under the following nonqualified supplemental pension arrangements: the 2010 Supplemental Executive Retirement Plan (“SERP”); and the 2010 Pension Parity Plan (“Pension Parity Plan”). The defined benefit component of the SERP and the Pension Parity Plan were also frozen on December 31, 2011.
To reduce the costs and volatility of these benefits and to permit the Company to compete on a global basis, Visteon has made a number of modifications to its retirement programs over time. As a result, participation in these plans, and certain features of the plans, depend on when each executive was hired by the Company.

36	2021 Proxy Statement

Qualified Pension Plan
The non-contributory feature of the Qualified Pension Plan provides a monthly benefit, payable in the form of a life annuity, equal to a flat rate (fixed dollar rate) multiplied by years of employment prior to July 1, 2006. The highest flat rate in effect on June 30, 2006 was $47.45. Prior to July 1, 2006, following three months of employment, a participant could elect to be covered by the contributory feature of the plan and receive a contributory benefit in lieu of the non-contributory benefit. The contributory benefit, payable in the form of a life annuity, is equal to 1.5% of Final Average Monthly Salary multiplied by years of employment (prior to July 1, 2006) while a contributory participant plus 0.4% of Final Average Monthly Salary in excess of the Social Security Breakpoint multiplied by years of employment (prior to July 1, 2006, not to exceed 35 years) while a contributory participant. Final Average Monthly Salary is the highest average monthly salary paid as of any five consecutive December 31 dates during the last 120 consecutive months prior to January 1, 2012 while a contributory participant. Normal retirement is age 65 and portions of early retirement benefits are available at age 62 unreduced for age. Early retirement benefits are available as early as age 55 with 10 years of service or at any age with 30 years of service with portions reduced from age 62. Messrs. Robertson and Bilolikar were eligible for early retirement benefits. If the employee was contributing to the plan as of June 30, 2006, future December 31 base pay amounts continue to be recognized for purposes of determining the Final Average Monthly Salary through December 31, 2011.
Effective July 1, 2006, salaried employees accrue monthly cash balance benefits under the pension plan. The Cash Balance benefit is based on a hypothetical account which grows with 4% pay credits through December 31, 2011 and interest credits based on the 30-year Treasury bond rate which continue until commencement of benefit payments. The cash balance vesting requirement for service after January 1, 2008 is three years. At retirement, the vested account balance is payable as a lump sum or converted into a monthly benefit payable in the form of a life annuity. The benefit payable from the cash balance feature is reduced for early commencement if payment begins before age 65. Effective January 1, 2013, participants may elect to receive the entire value of the Qualified Pension Plan benefit as a lump sum.
Nonqualified Pension Plans
Since the Qualified Pension Plan is a tax-qualified plan, it is subject to the rules of the Code. The Code limits the amount of benefits that may be paid by a qualified plan and it limits the amount of salary that may be recognized in computing plan benefits. The maximum accrued benefit for 2020 is $230,000 and the maximum annual salary the plan may recognize for 2011, the year the plan was frozen is $245,000. The Pension Parity Plan, an unfunded, nonqualified pension plan, restores any benefits lost due to the limitations on benefits and compensation imposed by the Code. The changes to the Qualified Pension Plan that took effect on July 1, 2006 and December 31, 2011 also apply to the Pension Parity Plan.
For eligible executives hired prior to January 1, 2002, the SERP, a nonqualified, unfunded pension benefit, provides an additional monthly benefit, calculated in the form of a life annuity, equal to the participant’s Final Average Monthly Salary (without regard to the Code compensation limit) multiplied by years of employment multiplied by a percentage determined by job classification at retirement. The percentages range between 0.20% and 0.90%. Credited service earned under this formula ceased to accrue under the SERP as of June 30, 2006. Effective as of July 1, 2006 through December 31, 2011, eligible executives participate in the “BalancePlus SERP” feature of the SERP. The BalancePlus SERP provides an additional monthly benefit based upon a hypothetical account balance that is in excess of the amount calculated under the Qualified Pension Plan BalancePlus Program and the Pension Parity Plan. The account balance from the BalancePlus SERP before offset is calculated under the formulas in the BalancePlus Program with the following modifications: 1) Annual Salary is calculated without regard to the Code compensation limit; 2) Final Average Monthly Salary is increased by the average of the three highest consecutive Annual Incentive amounts; and 3) a 15% benefit multiplier is used under the Pension Equity formula in lieu of the 12.5% benefit multiplier. The Pension Equity account under the BalancePlus SERP has its own early retirement reduction factors, which are applied at early retirement before offsetting the amount calculated under the BalancePlus Program and the Pension Parity Plan. Unlike the Qualified and Pension Parity Plans, the service under the Pension Equity formula was not frozen in 2006, but continued to be recognized through December 31, 2011.
Defined Contribution Qualified Plan — All NEOs
The NEOs, and most U.S. salaried employees, are also entitled to participate in the Visteon Investment Plan (Visteon’s 401(k) investment and savings plan). The amounts that may be deferred are limited by the Code. The Company matches employee contributions of up to 6% of base pay and annual incentive at a rate of 100% of the employee’s eligible contributions. The Company temporarily suspended its employee match contributions from May 1 through September 30, 2020 to address the impacts of the coronavirus pandemic on the Company’s operations. Amounts deferred for each NEO are reflected in the “Salary” column of the above “Summary Compensation Table.”

2021 Proxy Statement 37

Nonqualified Defined Contribution Plans (Savings Parity and Amended SERP) — All NEOs
Effective January 1, 2012, the Company adopted a Savings Parity Plan that restores company matching contributions under the Visteon Investment Plan lost due to Code limitations, and amended the SERP to provide benefits through a defined contribution approach: eligible employees receive credits equal to 6%, 9%, or 14.5% of base pay and annual incentive, dependent upon their organizational levels. The account balances in both the Savings Parity Plan and the amended SERP will be increased or reduced to reflect earnings and losses on hypothetical investments designated by the employee. The Company temporarily suspended contributions to these plans from May 1 through September 30, 2020 to address the impacts of the coronavirus pandemic on the Company’s operations.
Nonqualified Deferred Compensation for 2020
The following table provides information about the nonqualified defined contribution deferred compensation plans in which our NEOs participate, subject to the terms of such plans. Our NEOs participate during their tenure in the Savings Parity Plan and the Defined Contribution SERP (“DC SERP”) Plan, both of which became effective on January 1, 2012. The Savings Parity Plan restores company matching contributions under the Visteon Investment Plan, Visteon’s investment and savings plan, lost due to IRS Code limitations. The DC SERP plan provides benefits through a defined contribution approach where eligible employees receive credits equal to 6%, 9% or 14.5% of base compensation and annual incentive, dependent upon their organizational levels. Account balances in both the Savings Parity Plan and DC SERP will be increased or reduced to reflect earnings and losses on hypothetical investments designated by the employee.
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(3)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Sachin S. Lawande
Savings Parity Plan(1)	$—	$62,210	$93,241	$—	$667,792
DC SERP(2)	$—	$191,666	$331,859	$—	$2,144,038
Jerome J. Rouquet
Savings Parity Plan(1)	$—	$—	$—	$—	$—
DC SERP(2)	$—	$23,625	$4,809	$—	$28,434
Brett D. Pynnonen
Savings Parity Plan(1)	$—	$7,910	$16,418	$—	$108,557
DC SERP(2)	$—	$37,500	$52,575	$—	$324,888
Robert R. Vallance
Savings Parity Plan(1)	$—	$10,103	$74,300	$—	$217,170
DC SERP(2)	$—	$34,520	$176,363	$—	$437,930
Matthew M. Cole
Savings Parity Plan(1)	$—	$6,054	$11,697	$—	$104,073
DC SERP(2)	$—	$34,732	$30,924	$—	$236,053
Sunil K. Bilolikar
Savings Parity Plan(1)	$—	$—	$19,749	$262,573	$—
DC SERP(2)	$—	$18,071	$45,353	$578,933	$—
William M. Robertson
Savings Parity Plan(1)	$—	$—	$25,414	$213,215	$—
DC SERP(2)	$—	$—	$40,594	$397,559	$—
(1)
The Savings Parity Plan was adopted effective January 1, 2012. The company contributions noted in this table represent accrued contributions to be credited to each participant’s account for the fiscal year reported in this Proxy as well as well as the aggregate earnings and aggregate withdrawals/distributions made to the participants’ accounts during fiscal year 2020.

(2)
The Defined Contribution SERP (“DC SERP”) was adopted effective January 1, 2012. This table reflects company contributions, aggregate earnings, aggregate gains/losses, and aggregate withdrawals/distributions made to the participants’ accounts during fiscal year 2020.

(3)	These amounts are included in the All Other Compensation column of the Summary Compensation Table.

38	2021 Proxy Statement

Potential Payments Upon Termination
Set forth below are estimated accelerated payments and benefits that would have been provided to the NEOs remaining employed by the Company at the end of 2020 upon their hypothetical termination of employment (or that would have been accelerated upon a change in control) under specified circumstances as provided in the relevant agreements and plans. This assumes that the relevant triggering event occurred at December 31, 2020 and the figures are based on the Company’s closing common stock price as of December 31, 2020. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to those NEOs, which amounts would only be known at the time that they become eligible for payment and would only be payable if any of the triggering events were to occur under the terms of the relevant agreements. Accrued amounts (other than the accelerated vesting of retirement benefits noted below) under the Company’s pension and defined contribution plans are not included in this table.
Named Executive Officer	Involuntary Termination (w/o cause or for Good Reason)	Change in Control	Qualifying Termination after Change in Control
Sachin S. Lawande
• Severance Payments	$3,476,250	N/A	$4,635,000
• Accelerated Stock Option Vesting(1)	$—	$—	$6,017,008
• Accelerated Stock/Unit Awards Vesting(2)	$14,454,507	$—	$22,939,282
• Deferred Compensation(3)	$—	$—	$—
• Continuation of Health & Welfare Benefits(4)	$20,715	N/A	$25,072
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$18,001,472	$—	$33,666,362
Jerome J. Rouquet
• Severance Payments	$1,299,375	N/A	$1,299,375
• Accelerated Stock Option Vesting(1)	$—	$—	$821,024
• Accelerated Stock/Unit Awards Vesting(6)	$1,388,879	$—	$3,015,744
• Deferred Compensation(3)	$—	$—	$28,434
• Continuation of Health & Welfare Benefits(4)	$27,478	N/A	$29,699
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$2,765,732	$—	$5,244,276
Brett D. Pynnonen
• Severance Payments	$1,089,000	N/A	$1,089,000
• Accelerated Stock Option Vesting(1)	$—	$—	$468,493
• Accelerated Stock/Unit Awards Vesting(6)	$1,214,280	$—	$1,936,523
• Deferred Compensation(3)	$—	$—	$433,445
• Continuation of Health & Welfare Benefits(4)	$—	N/A	$1,861
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$2,353,280	$—	$3,979,322
Robert R. Vallance
• Severance Payments	$1,002,088	N/A	$1,002,088
• Accelerated Stock Option Vesting(1)	$—	$—	$460,978
• Accelerated Stock/Unit Awards Vesting(6)	$2,344,212	$—	$3,002,689
• Deferred Compensation(3)	$—	$—	$—
• Continuation of Health & Welfare Benefits(4)	$27,478	N/A	$29,191
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$3,423,778	$—	$4,544,946

2021 Proxy Statement 39

Named Executive Officer	Involuntary Termination (w/o cause or for Good Reason)	Change in Control	Qualifying Termination after Change in Control
Matthew M. Cole
• Severance Payments	$936,268	N/A	$936,268
• Accelerated Stock Option Vesting(1)	$—	$—	$423,654
• Accelerated Stock/Unit Awards Vesting(6)	$2,087,649	$—	$2,697,174
• Deferred Compensation(3)	$—	$—	$—
• Continuation of Health & Welfare Benefits(4)	$27,478	N/A	$29,079
• Outplacement Services(5)	$50,000	N/A	$50,000
• Tax Gross-Up	N/A	N/A	N/A
Totals	$3,101,395	$—	$4,136,175
(1)
Vesting for all unvested stock options would be accelerated in the event of a change in control followed by a qualifying termination, as defined by the terms and conditions of the relevant awards; the amount included in the table above is the excess of the market price of Visteon common stock as of December 31, 2020 over the exercise prices of the unvested stock options.

(2)
Mr. Lawande’s RSU and PSU awards are prorated based on service under an involuntary termination without cause or for good reason and fully vest under a qualifying termination after a change in control. The value of the units under each scenario is based upon the market price of Visteon common stock on December 31, 2020 and for PSUs, estimated performance through that date. Additionally, it is assumed that all units are converted or assumed by an acquirer in the event of a change in control, and, thus, such awards do not accelerate upon a change in control with continuing employment.

(3)	Represents the unvested values as of December 31, 2020 payable under each scenario for the participant’s accounts in the DC SERP and Savings Parity Plan, nonqualified deferred compensation plans.
(4)	The estimated cost of continuing health and welfare benefits is based on current insurance premiums.
(5)
The amount of covered or reimbursed services was assumed to be the maximum amount allowable under change in control agreements and the severance plan, as described further below. The amounts to be reimbursed will be only for those expenses actually incurred by the executive, and may be significantly less than the amount presented in the table.

(6)
Messrs. Rouquet, Pynnonen, Vallance and Cole’s RSU and PSU awards are prorated based on service under an involuntary termination without cause and fully vest under a qualifying termination after a change in control as defined under the terms and conditions of the relevant awards. The value of the units under each scenario is based upon the market price of Visteon common stock on December 31, 2020 and for the PSUs, estimated performance through that date. Additionally, it is assumed that all units are converted or assumed by an acquirer in the event of a change in control, and, thus, such awards do not accelerate upon a change in control with continuing employment.

Potential Payments Upon Change in Control
The Incentive Plans contain “double-trigger” award acceleration provisions upon a change in control. Thus, awards under the Incentive Plans will be accelerated upon a change in control (without a subsequent termination of employment) only if the awards are not assumed, converted or replaced by the acquirer or continuing entity.
Change in Control followed by Qualifying Termination
Visteon entered into stand-alone change in control agreements with all of its NEOs, except Mr. Lawande. Mr. Lawande’s employment agreement includes similar change in control provisions. These agreements provide for certain benefits if a qualifying termination occurs following a change in control of the Company, as defined by the agreements. For the NEOs, a qualifying termination includes a termination of the executive’s employment without “cause” or a resignation for “good reason” (as defined by the agreements), in each case, within two years after the change in control. The benefits are designed to retain and motivate employees during the uncertain process that precedes a change in control transaction.
Subject to the terms of the applicable agreements and plans, the NEOs are entitled to the following benefits pursuant to the change in control or employment agreements so long as the executive signs an acceptable release of claims:
•
the payment of any unpaid salary or incentive compensation, together with all other compensation and benefits payable to the executive under the terms of the Company’s compensation and benefits plans, earned through the date of termination;

•	a severance payment in the amount of one and a half times (other than Mr. Lawande, which is two times) base salary plus the executive’s target annual bonus;
•	the continuation for 18 months following termination of life, accident and health insurance benefits for the executive and his or her dependents;
•
all contingent annual bonus awards under the Incentive Plans (or other plans) for periods that have not been completed become payable on a pro-rated basis assuming the achievement at target levels of any individual or corporate performance goals;

40	2021 Proxy Statement

•
the benefits then accrued by or payable to the executive under the SERP, the Pension Parity Plan and the Savings Parity Plan, as applicable, or any other nonqualified plan providing supplemental retirement or deferred compensation benefits, become fully vested; and

•	reimbursement for the cost of outplacement services for up to 12 months following termination, not to exceed $50,000;
In addition to any other benefits described above or set forth in an award agreement at the time of the award, the Incentive Plans provide for the following benefits upon a change in control followed by a qualifying termination of employment within 24 months following such change in control when such awards have been assumed, converted or replaced by the acquirer or other continuing entity:
•
plan awards will become immediately fully vested if the holder’s employment is terminated without “cause” or for “good reason” (each as defined in the applicable change in control or employment agreement) within 24 months following the change in control; or

•
for plan awards that relate to performance periods that have not been completed as of the date of the change in control and that are not then vested, the awards will become immediately vested to the extent that the performance metrics have been achieved as of the date of such change in control (with any remainder being forfeited) if the holder’s employment is terminated without “cause” or for “good reason” (each as defined in the applicable change in control or employment agreement) within 24 months following the change in control.

Change in control payments for the NEOs are not grossed up for the payment of any section 4999 excise taxes. In addition, if such payments would be subject to section 4999 excise taxes, the applicable payments will be reduced to the extent necessary so that no portion of the total payments is subject to excise tax, but only if the net amount of such reduced payments is not less than the net amount of the total payments without such reduction.
“Good Reason” under the change in control agreements includes the following:
•	a negative material alteration is made in the executive’s duties and responsibilities;
•	the executive’s annual base salary is decreased (except for certain across-the-board reductions);
•	the executive is required to relocate his or her residence or principal office location by more than 50 miles;
•	the executive’s incentive compensation or other benefits are decreased by ten percent or more (except for certain across-the-board reductions); or
•	the executive is not paid any portion of his or her then current compensation or an installment under any deferred compensation program.
“Good Reason” under Mr. Lawande’s amended employment agreement shall mean the occurrence of any of the following events, without the express written consent of Mr. Lawande:
•
the Company’s assignment of duties (including titles and reporting relationships) inconsistent in any material respect with the duties or responsibilities as contemplated by Mr. Lawande’s employment agreement, any failure to re-nominate Mr. Lawande for election by the Company’s stockholders as a member of the Board, or any other action by the Company that results in a significant diminution in Mr. Lawande’s position, authority, duties or responsibilities (provided that any sale or other disposition of assets by the Company shall not, in and of itself, constitute a significant diminution in Mr. Lawande’s position, authority, duties or responsibilities; and provided, further, that a reduction in authority, duties or responsibilities resulting solely from the Company ceasing to be a publicly traded entity shall not constitute Good Reason hereunder); or

•	the Company’s material breach of any provision of Mr. Lawande’s employment agreement.
Each executive agrees to comply with confidentiality, non-disparagement and non-competition covenants during the term of the agreement and for a period thereafter. In addition, in the event of a potential change of control, as defined in the change in control agreements, each executive other than Mr. Lawande agrees not to voluntarily terminate his or her employment, except for retirement or good reason, until the earlier of six months after such potential change of control or the occurrence of a change in control.
A “change in control” will be deemed to have occurred under the change in control agreements and Mr. Lawande’s amended employment agreement as of the first day any one or more of the following is satisfied:
(A) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities (subject to certain exceptions as described in the agreements);

2021 Proxy Statement 41

(B) within any 12-month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, at the beginning of the twelve month period, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the twelve month period or whose appointment, election or nomination for election was previously so approved or recommended (for these purposes, (x) a threatened election contest will be deemed to have occurred only if any person or entity publicly announces a bona fide intention to engage in an election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, and (y) a withhold vote campaign with respect to any director will not by itself constitute an actual or threatened election contest);
(C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities; or
(D) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
However, a “change in control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Voluntary Termination without “Good Reason” or Involuntary Termination for “Cause”
An executive who voluntarily resigns without “good reason” or whose employment is terminated by the Company for “cause” (each as defined in the change in control agreements, Terms and Conditions of Stock Grants and the individual employment agreement applicable to Mr. Lawande) will be entitled to receive unpaid salary and benefits, if any, he/she has accrued through the effective date of their termination, and the executive will forfeit any outstanding, unvested equity-based awards.
Involuntary Termination without “Cause” (all NEOs) or Voluntary Termination for “Good Reason” (Mr. Lawande only)
Upon the involuntary termination of employment by the Company (other than for specified reasons, including disability, availability of other severance benefits, and inappropriate conduct), and subject to the terms of the plan described below, all officers elected by the Board of Directors are entitled to severance benefits under the 2010 Visteon Executive Severance Plan as amended. For the NEOs that qualify for any benefits, these severance benefits include a cash payment equal to 150% of the sum of one year of base salary plus their target AI opportunity, a pro-rated annual incentive bonus for the fiscal year during which the termination occurs (based on actual company performance during the period), the reimbursement of medical coverage premiums under COBRA for eighteen months following termination, and the provision of outplacement services for up to twelve months (not to exceed $50,000). However, if the eligible executive does not execute an acceptable release and waiver of claims, such executive will only be entitled to a cash payment equal to four weeks of base salary. The severance plan permits executives to receive both the severance benefits under the plan and, if eligible, the retirement benefits described above. For Mr. Lawande, the severance benefits provided under his amended employment agreement (as further described above under “Employment Agreement with Mr. Lawande”) apply in lieu of benefits under the severance plan during the term of such employment agreement.

42	2021 Proxy Statement

The Incentive Plans do not accelerate any of the outstanding awards held by executives who are involuntarily terminated. However, the terms and conditions applicable to certain equity awards provide as follows:
•
the outstanding RSUs will vest on a pro rata basis if the holder’s employment is involuntary terminated generally without cause or for good reason (each as defined in the applicable terms and conditions), provided that the holder had remained in the employ of the Company for at least 180 days following the grant date; and

•
the outstanding PSUs will not be forfeited and will vest on the scheduled vesting date on a pro rata basis if the holder’s employment is involuntary terminated without cause or for good reason (each as defined in the applicable terms and conditions), provided that the holder had remained in the employ of the Company for at least 180 days following the grant date (and the termination is either before any change in control or more than 24 months after any change in control, as defined in the applicable terms and conditions).

Termination Upon Retirement, Death or Disability
Following termination of an NEO’s employment for disability, the NEO will receive all compensation payable under Visteon’s disability and medical plans and insurance policies, which are available generally to the Company’s salaried employees. A termination upon the retirement, death or disability of a NEO is generally treated the same as an involuntary termination with respect to the outstanding RSUs and PSUs. In addition, pursuant to Mr. Lawande’s employment agreement, he is entitled upon death or disability to any contingent annual bonus awards under the Incentive Plans (or other plans) for periods that have not been completed on a pro-rated basis based on actual achievement of any individual or corporate performance goals.
In addition to the payments and benefits described above, the Organization and Compensation Committee of the Board may authorize additional payments when it separates an NEO. Visteon might agree to make the payments it deems necessary to negotiate a definitive termination agreement with the terms, such as a general release of claims, non-disparagement, cooperation with litigation, non-competition and non-solicitation agreements, as determined by the Company.
CEO Pay Ratio
The 2020 annual total compensation of the Company’s CEO was $8,261,197. The 2020 annual total compensation of the median employee (excluding the CEO) was $17,486; this employee is located in India. The ratio between the two amounts is 472:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934.
As permitted by SEC rules, to identify our median employee, we selected November 30, 2020, which is within the last three months of 2020, as the date upon which we would identify the “median employee,” because it enabled us to make such identification in a reasonably efficient and economical manner. As of that date, the Company and its consolidated subsidiaries employed 10,050 employees in 21 countries. All full-time, part-time and temporary hourly and salaried employees of Visteon and its consolidated subsidiaries were included.
To identify the median employee, the Company applied a consistent definition of fixed cash compensation, which for hourly employees included their hourly rate and a reasonable estimate of hours worked. This definition of compensation was chosen because we believe it is a compensation measure that can be applied consistently across the globe. The compensation for any permanent employee who was hired after January 1, 2020, was annualized for 2020. We did not use any statistical sampling, cost-of-living adjustments or exclusions for purposes of this pay ratio disclosure.
Because the SEC rules for identifying the median of the annual total compensation of all our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio we are reporting, as those companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

2021 Proxy Statement 43

Equity Compensation Plan Information
The following table summarizes information as of December 31, 2020 relating to its equity compensation plans pursuant to which grants of stock options, stock appreciation rights, stock rights, restricted stock, RSUs and other rights to acquire shares of its common stock may be made from time to time.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders	937,120	$85.28	1,181,674
Equity compensation plans not approved by security holders	—	$—	—
Total	937,120	$85.28	1,181,674
(1)
Comprised of stock options and stock appreciation rights, which may be settled in stock or cash at the election of the Company, and outstanding RSUs and PSUs, which may be settled in stock or cash at the election of the Company without further payment by the holder, granted pursuant to the Visteon Corporation 2010 Incentive Plan, the Visteon Corporation 2020 Incentive Plan, the Non-Employee Director Stock Unit Plan, and the Deferred Compensation Plan for Non-Employee Directors. The weighted-average exercise price of outstanding options, warrants and rights does not take into account RSUs or PSUs that will be settled without any further payment by the holder.

44	2021 Proxy Statement

AUDIT COMMITTEE REPORT
The Audit Committee is composed of three directors, all of whom are considered independent under the rules and regulations of the Securities and Exchange Commission, the Nasdaq Stock Market listing standards and the Visteon Director Independence Guidelines, and operates under a written charter adopted by the Board of Directors. During 2020, the Audit Committee held six meetings. Visteon management has the primary responsibility for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The independent registered public accounting firm also expresses an opinion, based on an audit, on the effectiveness of Visteon’s internal control over financial reporting. The Audit Committee oversees and monitors these processes and reports to the Board of Directors on its findings. The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm. The Audit Committee considers the impact of changing auditors when assessing whether to retain the current external auditor, and regarding the mandated rotation, has had direct involvement in the selection process for the lead engagement partner for the Company’s audit. Ernst & Young LLP has served as Visteon’s external auditor since 2012. The Audit Committee believes that the choice of Ernst & Young LLP to serve as external auditor is in the best interests of the Company and its shareholders.
During the year, the Audit Committee met and held discussions with Visteon management and Ernst & Young LLP, the independent registered public accounting firm. The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee reviewed and discussed with Visteon management and Ernst & Young LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, including the critical audit matters addressed in the audit, as well as the Company’s internal control over financial reporting. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations.
Ernst & Young LLP submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Ernst & Young LLP the firm’s independence and considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee concluded that the independence of Ernst & Young LLP from Visteon and management is not compromised by the provision of such non-audit services.
Based on these reviews and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and filed with the SEC.
Audit Committee
Robert J. Manzo (Chairman)
Naomi M. Bergman
David L. Treadwell
The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Visteon filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Visteon specifically incorporates this Audit Committee Report by reference into any such filing.

2021 Proxy Statement 45

Audit Fees
The Audit Committee selects, subject to stockholder ratification, our independent registered public accounting firm for each fiscal year. During the years ended December 31, 2020 and December 31, 2019, Ernst & Young LLP was engaged principally to perform the annual audit of the Company’s consolidated financial statements and internal control over financial reporting and to provide other services. Fees paid to Ernst & Young LLP for 2020 and 2019 are listed in the following table:
Year Ended December 31	Audit Services Fees	Audit Related Fees	Tax Fees	All Other Fees
2020	$3,251,000	$2,000	$1,150,000	$—
2019	$4,000,000	$5,000	$1,500,000	$—
Audit services fees include fees for services performed related to the audit of the Company’s consolidated financial statements, the audit of internal control over financial reporting, and reviews of unaudited interim financial information. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to consents, assistance, and review of documents filed with the SEC.
Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
Tax fees primarily represent fees for tax compliance, tax advice, tax planning and assistance with taxing authority examinations.
Audit Committee Pre-approval Policies and Procedures
The Audit Committee has adopted procedures for its annual review and pre-approval of all audit and permitted non-audit services provided by the independent registered public accounting firm. These procedures include reviewing and approving a budget for audit and permitted non-audit services by category. The Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by its independent registered public accounting firm that are not encompassed by the Audit Committee’s annual pre-approval and not prohibited by law. The Audit Committee has delegated to the Chairman of the Audit Committee the approval authority, on a case-by-case basis, for services outside of or in excess of the Audit Committee’s aggregate pre-approved levels and not prohibited by law. In order to monitor services rendered and actual fees paid and commitments to be paid to the independent registered public accounting firm, the Chairman, or designee, shall report any such decisions to the Audit Committee at its next regular meeting.
ITEM 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The next proposal on the agenda for the Annual Meeting will be ratifying the appointment of Ernst & Young LLP by the Audit Committee as the Company’s independent registered public accounting firm for fiscal year 2021. Ernst & Young LLP served in such capacity for fiscal year 2020.
Representatives of Ernst & Young LLP, the Company’s independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions. For information regarding fees paid to Ernst & Young LLP, see “Audit Fees” above.
The Board of Directors Recommends that You Vote FOR the Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2021.

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ITEM 3. PROVIDE AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking stockholder approval of the Company’s executive compensation program and practices as disclosed in this proxy statement. While this vote is advisory, and not binding on the Board, it will provide information to the Board and the Organization and Compensation Committee regarding investor sentiment about our executive compensation programs and practices, which the Organization and Compensation Committee will carefully review when evaluating our executive compensation program.
Stockholders are being asked to vote on the following advisory resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s executive officers, as disclosed in the 2021 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”
The Company is committed to maintaining executive compensation programs and practices that are aligned with the Company’s business strategy. As a result, the Company has a strong pay-for-performance philosophy that greatly impacts its decisions regarding executive compensation. Our executive compensation programs seek to align management’s interests with our stockholders’ interests to support long-term value creation and pay for performance. This philosophy and the compensation structure are essential to the Company’s ability to attract, retain and motivate individuals who can achieve superior financial results in the best interests of the Company and its stockholders. To that end, our program links pay to performance by delivering a significant majority of the total compensation opportunity of our Named Executive Officers in variable or performance-based compensation programs (annual and long-term incentive plans). Performance measures used in the Company’s annual and long-term incentive plans support the Company’s annual operating plan and longer term strategy and are tied to key Company measures of short and long-term performance. Our program also aligns the Named Executive Officers’ financial interest with those of our stockholders by delivering a substantial portion of their total compensation in the form of equity awards and other long-term incentive vehicles.
We urge our stockholders to read “Compensation Discussion and Analysis” above, which describes in detail how our executive compensation program and practices operate and are designed to achieve our compensation objectives, as well as the accompanying compensation tables which provide detailed information on the compensation of our Named Executive Officers.
The Board of Directors Recommends that You Vote FOR the Approval of Executive Compensation set forth in this proxy statement.
ITEM 4. APPROVAL OF THE THIRD AMENDED CERTIFICATE OF INCORPORATION
The Board is seeking stockholder approval to amend and restate the Company’s Second Amended and Restated Certificate of Incorporation (“Existing Certificate”) to remove certain provisions that are no longer applicable and/or are no longer operative. The Existing Certificate was adopted in 2010 as part of the conclusion of the Company’s bankruptcy proceedings, and, as a result of the Board’s ongoing review of the Company’s corporate governance policies and practices, the Board is recommending the following changes to the Existing Certificate. The overview of the proposed changes is qualified in its entirety by reference to Appendix D, which contains the complete text of the Third Amended and Restated Certificate of Incorporation (the “Amended Certificate”).
The Existing Certificate was approved by the Bankruptcy Court in 2010 and contains provisions that were adopted in connection with the bankruptcy proceedings, such as the establishment of an initial board of directors and board committee requirements, that are no longer applicable or operative. Pursuant to Article 8(g) of the Existing Certificate, the Board is required to have certain committees, including a separate finance committee. We believe that the Board is in the best position to determine its committee structure based on its current make-up, the Company’s business environment, and applicable regulatory or exchange listing requirements. It has been the practice of the full Board to participate in the Finance and Corporate Strategy Committee meetings as well as to review and evaluate any offers received by the Company. Therefore, Article 8(g) has been removed from the Amended Certificate.

2021 Proxy Statement 47

Articles 5, 6 and 7 of the Existing Certificate provide a mechanism to preserve the Company’s historical net operating losses (“NOL’s”) in the event of a “change in ownership,” as defined according to section 382 of the Internal Revenue Code of 1986, as amended. However, as these provisions have expired, they are not included in the Amended Certificate.
The remaining changes, such as removing the preamble, are being recommended for administrative purposes or because the subject matter is otherwise covered by the Company’s Bylaws and/or provisions of the Delaware General Corporation Law.
The Board has unanimously approved the Third Amended and Restated Certificate of Incorporation (the “Amended Certificate”), declared its advisability, and recommends approval of the Amended Certificate to the stockholders. If approved by stockholders at the Annual Meeting, the Amended Certificate will become effective upon filing with the Secretary of State of the State of Delaware, which the Company expects to occur promptly after the Annual Meeting. If the Amended Certificate is not approved by stockholders, the Existing Certificate will remain in effect and the amendments reflected in the Amended Certificate will not be implemented.
The proposed Amended Certificate is attached to this proxy statement as Appendix D.
The Board of Directors Recommends that You Vote FOR the Approval of the Third Amended and Restated Certificate of Incorporation.

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OTHER MATTERS
Neither the Company nor its directors intend to bring before the Annual Meeting any matter other than the election of the eight directors, ratification of the Company’s independent registered public accounting firm, approval of the Company’s executive compensation, and approval of the Third Amended and Restated Certificate of Incorporation. Also, they have no present knowledge that any other matter will be presented by others for action at the meeting.
2022 Stockholder Proposals and Nominations
Stockholder proposals that are intended to be included in the Company’s proxy materials for the 2022 Annual Meeting must be presented pursuant to Securities and Exchange Commission Rule 14a-8, or the Company’s Bylaws as applicable, and received by the Corporate Secretary of the Company no later than December 31, 2021.
A stockholder that intends to present business at the 2022 Annual Meeting other than pursuant to Rule 14a-8, which may not be included in the Company’s proxy materials, must comply with the requirements set forth in the Company’s Bylaws. Among other things, a stockholder must give written notice of its intent to bring business before the 2022 Annual Meeting to the Company no later than March 11, 2022, and no earlier than February 9, 2022. However, if the date for the 2022 Annual Meeting is more than 30 calendar days prior to, or after, June 10, 2022, then such written notice must be received no later than the 90th day prior to the date of such meeting, or, if later, the tenth day following the day on which we announce the annual meeting date to the public. This written notice must contain specified information as set forth in the Company’s Bylaws.
You may recommend any person to be a director by writing to the Corporate Secretary of the Company. The period for submitting written notice nominating a director for the 2022 Annual Meeting is not earlier than the 120th day prior to the date of the 2022 Annual Meeting and not later than the 90th day prior to the date of the 2022 Annual Meeting, or, if later, the tenth day following the day on which we announce the annual meeting date to the public. This notice must include, among other things, the name, age, address, occupations and stockholdings of the proposed nominee and such other background materials as the Corporate Sustainability and Governance Committee may request.
To the extent permitted, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.
MISCELLANEOUS
Copies of our code of business conduct and ethics entitled, “Ethics and Integrity Policy”, as well as the Corporate Governance Guidelines and charters of all standing Board committees, are available on our website at https://www.visteon.com, by contacting our Investor Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (734) 710-7893; or via email at kdoyle@visteon.com.
Visteon’s Annual Report on Form 10-K for the year ended December 31, 2020 (and consolidated financial statements) is being made available to you with this Proxy Statement. Stockholders may obtain, at no charge, an additional copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including exhibits thereto, by contacting our Investor Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (734) 710-7893; or via email at kdoyle@visteon.com. Our periodic and current reports, including our Annual Report on Form 10-K, and any amendments thereto, are also available through our internet website at https://investors.visteon.com/sec-filings.
The SEC has adopted rules that allow us to send a single copy of our Notice of Internet Availability of Proxy Materials or proxy solicitation and other required Annual Meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.
We believe this rule is beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive a separate copy of these materials. If you have elected

2021 Proxy Statement 49

to receive paper copies of our proxy materials and want to receive a separate copy of these materials, please call Broadridge at (800) 579-1639. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 579-1639, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you probably have multiple accounts with us and/or brokers, banks or other nominees. You should vote all of the shares represented by these proxy cards. Certain brokers, banks and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, Computershare Shareowner Services, can assist you if you want to consolidate multiple registered accounts existing in your name. To contact our transfer agent, write to Visteon Corporation, c/o Computershare, P.O. Box 505000, Louisville, KY 40233, or call (877) 881-5962.

50	2021 Proxy Statement

APPENDIX A
Visteon Director Independence Guidelines
A director will be deemed “independent,” and to have no direct or indirect material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), if he/she meets all of the following criteria:
1	Has not been an employee of Visteon or its subsidiaries within the last three years.
2
Is not currently a partner or employee of Visteon’s internal or external auditor or a former partner or employee of Visteon’s internal or external auditor or was within the last three years (but is no longer) a partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within that time.

3	Has not been employed by a company in which, concurrently with such employment, an executive officer of Visteon served on the compensation committee of such company within the last three years.
4
Has not received more than $100,000 per year in direct compensation from Visteon or its subsidiaries within the last three years, other than director or committee fees and pensions or other forms of deferred compensation for prior service (and not contingent on continued service).

5
Is not currently an executive officer or employee of a company that, within the past three years, has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $200,000 or 5% of such other company’s consolidated gross revenues for such year.

6
Has no immediate family member(1) who (i) has been employed by Visteon as an officer, (ii) is a current partner of Visteon’s internal or external auditor or a current employee of Visteon’s internal or external auditor who participates in the audit, assurance or tax compliance (but not tax planning) practice, (iii) is a former partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within the last three years, (iv) has been employed as an officer of another company where a Visteon executive officer served on the compensation committee of that company within the last three years, (v) received more than $100,000 per year in direct compensation from Visteon or its subsidiaries other than pensions or other forms of deferred compensation for prior service (and not contingent on continued service), or (vi) is currently an officer of a company that has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, during any twelve month period, exceeded the greater of $200,000 or 5% of such other company’s consolidated gross revenues for such year, in each case, within the last three years.

7
Is not currently an executive officer of a tax-exempt organization that has received, within the preceding three years, contributions from Visteon or its subsidiaries in any single fiscal year in excess of the greater of $200,000 or 5% of such charitable organization’s consolidated gross revenues for such year.

8	Does not have any other relationships with the Company or with members of senior management that the Board determines to be material.
December 14, 2017
(1)
A director’s immediate family shall include his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone (other than domestic employees) who shares such director’s home.

2021 Proxy Statement A-1

APPENDIX B
Reconciliation of Non-GAAP Financial Measures
This Proxy Statement contains information regarding Adjusted EBITDA and Adjusted Free Cash Flow, both of which are financial measures that are not calculated in accordance with GAAP. We believe these non-GAAP financial measures are relevant and useful for purposes of this Proxy Statement to understand our 2020 performance in relation to the Annual Incentive payments the Organization and Compensation Committee approved for our NEOs, as described under “Short-Term Incentive Compensation” and “Annual Incentive Awards.” However, because Adjusted EBITDA and Adjusted Free Cash Flow are not calculated in accordance with GAAP, these financial measures may not be completely comparable to similarly titled measurers of other companies and, thus, should not be considered in isolation or as an alternative to measures prescribed by GAAP. Rather, Adjusted EBITDA and Adjusted Free Cash Flow should be used to supplement the most directly comparable GAAP financial measures in order to provide a greater understanding of our performance and the 2020 Annual Incentive payments to our NEOs.
The table below reconciles our total net loss attributable to Visteon Corporation calculated in accordance with GAAP to the non-GAAP measure of Adjusted EBITDA (in millions):
Visteon:	Twelve Months Ended December 31, 2020
Net (loss) attributable to Visteon Corporation	$(56)
Depreciation and amortization	104
Restructuring expense, net	76
Provision for income taxes	28
Non-cash, stock-based compensation expense	18
Net income attributable to non-controlling interests	8
Interest expense, net	11
Equity in net (loss) of non-consolidated affiliates	(6)
Other	9
Adjusted EBITDA	$192
The table below reconciles our cash provided from operating activities calculated in accordance with GAAP to the non-GAAP measure of Adjusted Free Cash Flow (in millions):
Total Visteon:	Twelve Months Ended December 31, 2020
Cash provided from operating activities	$168
Capital expenditures, including intangibles	(104)
Free cash flow	$64
Restructuring related payments	32
Adjusted free cash flow	$96
U.S. pension contributions	16
Adjusted free cash flow for Annual Incentive	$112

2021 Proxy Statement B-1

APPENDIX C
Directions to Grace Lake Corporate Center
Traveling West via I-94 or from Detroit Metropolitan Airport (DTW):
•	Take I-275 North
•	Exit at Ecorse Rd. (Exit 20). The exit is north of I-94 and south of Michigan Ave.
•	Turn right (east) at Ecorse Rd.
•	Grace Lake Corporate Center is on the right, approx.1/4 mile from the exit
Traveling East via I-94:
•	Exit at Haggerty Rd. (north)
•	Take Haggerty Rd., approx. 2 miles, to Ecorse Rd. and turn right (east)
•	Grace Lake Corporate Center is on the right, approx. 1 mile
Traveling North or South via I-275:
•	Exit at Ecorse Rd. (Exit 20). The exit is north of I-94 and south of Michigan Ave.
•	From the North: turn left (east) at Ecorse Rd.
•	From the South: turn right (east) at Ecorse Rd.
•	Grace Lake Corporate Center is on the right, approx.1/4 mile from the exit

2021 Proxy Statement C-1

APPENDIX D
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
Pursuant to Section 303 of the
Delaware General Corporation Law

FIRST:  The name of the Corporation is Visteon Corporation (the "Corporation").
SECOND:  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is Corporation Trust Company.
THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").
FOURTH:  (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares of capital stock, consisting of (i) two hundred fifty million (250,000,000) shares of common stock, par value $0.01 per share (the "Common Stock") and (ii) fifty million (50,000,000) shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The holders of shares of Common Stock shall not have cumulative voting rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
(b) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
(c) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
FIFTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2021 Proxy Statement D-1

(b) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the active Board of Directors.
(c) A director shall hold office until the following annual meeting of the stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
(d) Election of the directors need not be by written ballot unless the Bylaws shall so provide. If authorized by the Board of Directors, any requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.
(e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors, except as otherwise provided in this Article FIFTH, may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director or the whole Board of Directors may be removed from office at any time, with or without cause. Except as otherwise prohibited by law, the stockholders may remove any director and fill any vacancy on the Board of Directors created by such removal. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Third Amended and Restated Certificate of Incorporation applicable thereto.
(f) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Third Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders.
SIXTH:  To the full extent that the General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
SEVENTH:  (a) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
(b) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.
(c) The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Third Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
(d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

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(e) The provisions of this Article SEVENTH shall be deemed to be a contract right between the Corporation and each person that is entitled to indemnification or advancement of expenses pursuant to this Article SEVENTH at any time while this Article SEVENTH and relevant provisions of the GCL or other applicable law are in effect, and any repeal or modification of this Article SEVENTH or any such law shall not in any way diminish or adversely affect any rights to indemnification or to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts, omissions, transactions or facts occurring prior to such repeal or modification.
EIGHTH:  Special meetings of the stockholders of the Corporation may be called (i) by the Board of Directors, (ii) by the Chairman of the Board of Directors, (iii) by the President or (iv) upon the request of the holders of at least twenty percent (20%) of the voting power of all shares of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation (without reference to any terms of any preferred stock providing for special voting rights or restrictions with respect to particular matters) (the “Voting Stock”) then outstanding. The affirmative vote of the holders of a majority of the Voting Stock shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article EIGTH or Article II, Section 3 of the Bylaws.
NINTH:  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.
TENTH:  The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, the Board of Directors may not repeal or amend any bylaw that the stockholders have expressly provided may not be amended or repealed by the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation.
ELEVENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

2021 Proxy Statement D-3

Visteon®

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

STOCKHOLDER MEETING REGISTRATION:
To vote and/or attend the meeting, go to the "Attend a Meeting" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D51260-P56078

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISTEON CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. James J. Barrese	☐	☐	☐
1b. Naomi M. Bergman	☐	☐	☐
1c. Jeffrey D. Jones	☐	☐	☐
1d. Sachin S. Lawande	☐	☐	☐
1e. Joanne M. Maguire	☐	☐	☐
1f. Robert J. Manzo	☐	☐	☐
1g. Francis M. Scricco	☐	☐	☐
1h. David L. Treadwell	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Visteon®

ANNUAL MEETING OF STOCKHOLDERS
June 10, 2021, 10:00 a.m. Eastern Daylight Time
Grace Lake Corporate Center
One Village Center Drive
Van Buren Township, Michigan

If you plan to attend the meeting in person, please register and print an admission ticket in advance at www.proxyvote.com, following the instructions set forth in the Annual Meeting Proxy Statement. You will need the 16-digit control number printed on the other side of this proxy card. Questions? Please contact us at 1-734-710-7893

D51261-P56078

VISTEON CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 10, 2021, 10:00 a.m. Eastern Daylight Time
Grace Lake Corporate Center
One Village Center Drive
Van Buren Township, Michigan

TO THE STOCKHOLDERS OF VISTEON CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VISTEON CORPORATION, a Delaware corporation (the "Company"), will be held on June 10, 2021, at 10:00 a.m. Eastern Daylight Time at Grace Lake Corporate Center, One Village Center Drive, Van Buren Township, Michigan, for the purposes stated on the reverse. By signing the proxy, you revoke all prior proxies and appoint Brett D. Pynnonen and Heidi A. Sepanik, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters that may come before the annual meeting and all adjournments or postponements thereof.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if these shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on April 16, 2021, as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof. **This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

(See reverse for voting instructions)